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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Soliciting Material Pursuant to §240.14a-12

HANGER ORTHOPEDIC GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 HANGER ORTHOPEDIC GROUP, INC.

Two Bethesda Metro Center
Suite 1200
Bethesda, Maryland 20814

        April 2, 2010

Dear Stockholder:

        We are pleased to invite you to attend our Annual Meeting of Stockholders. It will be held on Thursday, May 13, 2010, at 9:00 a.m. local time, at the Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland. The primary business of the meeting will be to:

  •
  elect nine directors;

  •
  approve the Hanger Orthopedic Group, Inc. 2010 Omnibus Incentive Plan; and

  •
  transact such other business as may properly come before the meeting.

        A Notice of the Annual Meeting and the Proxy Statement follow. It is important that your shares be represented and voted at the meeting whether or not you plan to attend. Therefore, we urge you to vote your proxy electronically by the Internet or telephone, or sign and date the enclosed proxy card and mail it promptly in the return-addressed, postage-prepaid envelope provided for your convenience.

                      Sincerely,

                      Thomas F. Kirk
                      President and Chief Executive Officer

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES BY TELEPHONE, INTERNET OR MAIL. IT IS THE BOARD'S RECOMMENDATION THAT STOCKHOLDERS VOTE FOR THE PERSONS THE BOARD HAS NOMINATED TO SERVE AS DIRECTORS.

HANGER ORTHOPEDIC GROUP, INC.

Two Bethesda Metro Center
Suite 1200
Bethesda, Maryland 20814

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

        Notice is hereby given that the Annual Meeting of Stockholders of Hanger Orthopedic Group, Inc., a Delaware corporation ("Hanger" or the "Company"), will be held at the Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland on Thursday, May 13, 2010, at 9:00 a.m. local time, for the following purposes:

  1.
  to elect nine persons to serve as directors of the Company;

  2.
  to approve the Hanger Orthopedic Group, Inc. 2010 Omnibus Incentive Plan; and

  3.
  to transact such other business as may properly come before the meeting.

        Only stockholders of record at the close of business on March 18, 2010 are entitled to notice of, and to vote at, the Annual Meeting.

                      By order of the Board of Directors,

                      George E. McHenry
                      Chief Financial Officer and Secretary

April 2, 2010

Important Notice Regarding Change in Voting of Shares. Because of a change in NYSE rules, we note that, unlike at previous annual meetings, your broker will NOT be able to vote your shares with respect to the election of directors if you have not provided directions to your broker. We strongly encourage you to submit your proxy card and exercise your right to vote as a shareholder.

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY BY TELEPHONE, THE INTERNET OR BY MAIL AS PROMPTLY AS POSSIBLE TO ENSURE THE PRESENCE OF A QUORUM FOR THE MEETING. FOR ADDITIONAL INSTRUCTIONS ON VOTING BY TELEPHONE OR THE INTERNET, PLEASE REFER TO YOUR PROXY CARD. TO VOTE AND SUBMIT YOUR PROXY BY MAIL, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY, OF COURSE, REVOKE THE PROXY AND VOTE IN PERSON. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM THEM TO VOTE YOUR SHARES.

HANGER ORTHOPEDIC GROUP, INC.

Two Bethesda Metro Center
Suite 1200
Bethesda, Maryland 20814

PROXY STATEMENT

GENERAL

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Hanger Orthopedic Group, Inc., a Delaware corporation ("Hanger" or the "Company"), of proxies of stockholders to be voted at the Annual Meeting of Stockholders to be held at the Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland at 9:00 a.m., local time, on Thursday, May 13, 2010, and any and all adjournments thereof (the "Annual Meeting").

        Any stockholder executing a proxy retains the right to revoke it at any time prior to its being exercised by giving notice to the Secretary of the Company.

        This Proxy Statement and the accompanying proxy are being mailed or given on or about April 5, 2010, to stockholders of record of the Company on March 18, 2010.

        Important Notice Regarding the Availability of Proxy Materials for Annual Meeting of Stockholders to be Held on May 13, 2010: The Company's Proxy Statement and 2009 Annual Report to Stockholders are available at http://www.hanger.com/AboutUs/Pages/ShareholdersMeeting.aspx

        If you would like to obtain directions to attend the Annual Meeting of Shareholders, please contact Thomas C. Hofmeister at (301) 280-4841.

VOTING SECURITIES

Voting at the Annual Meeting

        Only stockholders of record at the close of business on March 18, 2010 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. If you are a holder of record of the common stock of the Company, par value $.01 per share ("Common Stock") at the close of business on the Record Date, you are entitled to one vote for each share of our Common Stock you hold. As of the Record Date, there were 31,902,416 shares of Common Stock outstanding.

        Shares of Common Stock represented by proxy at the Annual Meeting will be voted according to the instructions, if any, given in the proxy. Unless otherwise instructed, the person or persons named in the proxy will vote (1) FOR the election of the nine nominees for director listed herein (or their substitutes in the event any of the nominees is unavailable for election); (2) FOR the approval of the Hanger Orthopedic Group, Inc. 2010 Omnibus Incentive Plan; and (3) in their discretion, with respect to such other business as may properly come before the meeting.

        To vote your proxy by mail, mark your vote on the enclosed proxy card; then follow the directions on the card. To vote your proxy using the Internet or by telephone, see the instructions on the enclosed proxy card. Your shares will be voted according to your directions. If you do not mark any selections, your shares will be voted as recommended by the Board of Directors.

        The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by directors, officers or regular employees of the Company in person or by telephone.

Required Vote

        Proposal 1:    Directors are elected by a plurality of the votes cast at our Annual Meeting. To be elected by a "plurality" of the votes cast means that the individuals who receive the largest number of votes are elected as directors. Therefore, any shares not voted, whether by an indication telephonically, via the Internet or on the proxy card that you wish to "withhold authority," by a broker non-vote (which may occur because brokers or other nominees who hold shares for you do not have the discretionary authority to vote your uninstructed shares in the election of directors) or otherwise, have no effect in the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes.

        Proposal 2:    The affirmative vote of the holders of a majority of shares of our common stock represented and entitled to vote at our Annual Meeting is required to approve the Hanger Orthopedic Group, Inc. 2010 Omnibus Incentive Plan.

        A quorum of stockholders is necessary to take action at our Annual Meeting. A majority of the outstanding shares of our common stock entitled to vote, represented in person or by proxy, will constitute a quorum of stockholders at our Annual Meeting. Votes cast by proxy or in person at our Annual Meeting will be tabulated by the inspector of election appointed for our Annual Meeting. For purposes of determining whether a quorum is present, abstentions and broker non-votes (which may occur because brokers or other nominees who hold shares for you do not have the discretionary authority to vote your uninstructed shares in the election of directors) will count toward the quorum requirement. For purposes of the proposal to elect directors, abstentions and broker non-votes will have the same effect as votes withheld. For purposes of the proposal to approve the Hanger Orthopedic Group, Inc. 2010 Omnibus Incentive Plan, abstentions and broker non-votes will have the same effect as votes against.

 PROPOSAL ONE—ELECTION OF DIRECTORS

        Our Board of Directors currently consists of nine members. Nine directors are to be elected at the Company's Annual Meeting of Stockholders, each to serve for one year or until his or her successor is elected and qualified. Proxies will be voted at the Annual Meeting, unless authority is withheld, FOR the election of the nine persons named below, eight of whom currently are directors of the Company. H. E. Thranhardt, CPO, will not stand for re-election at the Annual Meeting, and the Nominating and Corporate Governance Committee has nominated Stephen E. Hare to fill the resulting vacancy. The Company does not contemplate that any of the persons named below will be unable or will decline to serve; however, if any such nominee is unable or declines to serve, the persons named in the accompanying proxy will vote for a substitute, or substitutes, in their discretion. The following table sets forth information regarding the nominees for election at the Annual Meeting as of the Record Date.

Name	Position with the Company	Age	Became Director
Ivan R. Sabel, CPO	Chairman of the Board and Director	65	1986
Thomas F. Kirk	President, Chief Executive Officer and Director	64	2002
Thomas P. Cooper, M.D.	Director	66	1991
Cynthia L. Feldmann	Director	57	2003
Eric A. Green	Director	48	2001
Stephen E. Hare	Nominee for Director	56	—
Isaac Kaufman	Director	63	2005
Peter J. Neff	Director	71	2009
Bennett Rosenthal	Director	46	2006

        Ivan R. Sabel, CPO has been our Chairman of the Board of Directors since August 1995, was our Chief Executive Officer from August 1995 to February 2008 and was our President from November 1987 to January 2002. Mr. Sabel also served as our Chief Operating Officer from November 1987 until August 1995. Prior to that time, Mr. Sabel had been Vice President, Corporate Development from September 1986 to November 1987. Mr. Sabel was the founder, owner and President of Capital Orthopedics, Inc. from 1968 until that company was acquired by Hanger in 1986. Mr. Sabel is a Certified Prosthetist and Orthotist ("CPO"), a former clinical instructor in orthopedics at the Georgetown University Medical School in Washington, D.C., a member of the Government Relations Committee of the American Orthotic and Prosthetic Association ("AOPA"), a former Chairman of the National Commission for Health Certifying Agencies, a former member of the Strategic Planning Committee, a current member of the U.S. Veterans Administration Affairs Committee of AOPA and a former President of the American Board for Certification in Orthotics and Prosthetics. Mr. Sabel holds a B.S. in Prosthetics and Orthotics from New York University. Mr. Sabel's broad experience as our former Chief Executive Officer and as architect of the roll-up strategy that created our Company (the roll-up of the fragmented orthotics and prosthetics services market), as well as his expertise as a certified prosthetist and orthotist, led to the conclusion he should serve as a director of our Company.

        Thomas F. Kirk has been our Chief Executive Officer since March 2008 and our President since January 2002. Mr. Kirk also served as our Chief Operating Officer from January 2002 to February 2008. From September 1998 to January 2002, Mr. Kirk was a principal with AlixPartners, LLC (formerly Jay Alix & Associates, Inc.), a management consulting company retained by Hanger to facilitate its reengineering process. From May 1997 to August 1998, Mr. Kirk served as Vice President, Planning, Development and Quality for FPL Group, a full service energy provider located in Florida. From April 1996 to April 1997, he served as Vice President and Chief Financial Officer for Quaker Chemical Corporation in Pennsylvania. From December 1987 to March 1996, he held several positions and most recently served as Senior Vice President and Chief Financial Officer for Rhone-Poulenc, S.A. in Princeton, New Jersey and Paris, France. From March 1977 to November 1988, he was employed by

St. Joe Minerals Corp., a division of Fluor Corporation. Prior to this he held positions in sales, commercial development, and engineering with Koppers Co., Inc. Mr. Kirk holds a Ph.D. degree in strategic planning/marketing, and an M.B.A. degree in finance from the University of Pittsburgh. He also holds a Bachelor of Science degree in mechanical engineering from Carnegie Mellon University. He is a registered professional engineer and a member of the Financial Executives Institute. Mr. Kirk's service as our Chief Executive Officer, extensive knowledge of our Company, and diverse experience in leading management teams in finance, strategic planning and business development, led to the conclusion he should serve as a director of our Company.

        Thomas P. Cooper, M.D. serves as our lead independent director. He is a partner of Aperture Venture Partners, a venture capital firm. He is the Chairman of the Board of VeriCare Management Inc., a member of the boards of Kindred Healthcare, Inc. and IPC The Hospitalist Company, Inc., and serves as an Adjunct Professor at the Columbia University School of Business. From 1991 to 2006, Dr. Cooper was the Chief Executive Officer of VeriCare Management, Inc., which provides mental health services to patients in long-term care facilities. From May 1989 to January 1997, Dr. Cooper served as the President and Chief Executive Officer of Mobilex U.S.A., a provider of mobile diagnostic services to long-term care facilities. Dr. Cooper was the founder of Spectrum Emergency Care, a provider of emergency physicians to hospitals, and Correctional Medical Systems, a provider of health services to correctional facilities. Dr. Cooper's background as a medical doctor, his extensive experience in healthcare management, venture capital and leading start-up companies, and his knowledge of our Company as our longest serving independent director, led to the conclusion he should serve as a director of our Company.

        Cynthia L. Feldmann, retired CPA, currently serves as member of the board and audit committee of STERIS Corporation, a company engaged in the development, manufacture and marketing of sterilization and decontamination equipment, consumables and services for healthcare, scientific, research, industrial and governmental customers throughout the world. Ms. Feldman was also a member of the board of Hayes Lemmerz International Inc., a worldwide producer of aluminum and steel wheels for passenger cars, trucks and trailers and a supplier of brakes and powertrain components from 2006 to 2009. Previously, Ms. Feldmann served as Business Development Officer at Palmer & Dodge LLP, a Boston-based law firm, with a specialty in serving life sciences companies. From 1994-2002, she was a Partner at KPMG LLP, holding various leadership roles in the firm's Medical Technology and Health Care & Life Sciences industry groups. Ms. Feldmann also was National Partner-in-Charge of Coopers & Lybrand's Life Sciences practice from 1989-1994, among other leadership positions she held during her 19-year career there. Ms. Feldmann was a founding board member of Mass Medic, a Massachusetts trade association for medical technology companies, where she also served as treasurer and as a member of the board's Executive Committee during her tenure from 1997-2001. Ms. Feldmann's extensive expertise in auditing and accounting, particularly her experience in the health care and life sciences industries, led to the conclusion she should serve as a director of our Company.

        Eric A. Green is a Managing Director of Cyrus Capital Partners. He previously was a co-founder and managing partner of Castle Hill Investment Management, a New York based alternative investment firm. Previously, Mr. Green was a Senior Partner of FriedbergMilstein, where he was responsible for structured investments, including mezzanine and growth equity transactions. Previously, he was a Partner-Group Head and Managing Director of J.P. Morgan Partners, responsible for mezzanine/growth equity and structured investments. Prior thereto, he was a Managing Director in the Merchant Banking Group at BNP Paribas, where he was responsible for mezzanine, growth equity and structured investments. Previously, Mr. Green held corporate planning and other financial positions at GE Capital and GE Company. Mr. Green has served on numerous public and private company boards of directors. Mr. Green's extensive background and broad experience in capital markets, and his expertise in current conditions and trends in corporate finance and structured investments, led to the conclusion he should serve as a director of our Company.

        Stephen E. Hare has been Senior Vice President and Chief Financial Officer of Wendy's/Arby's Group, Inc. since the merger of Wendy's International, Inc. and Triarc Companies, Inc. formed Wendy's/Arby's Group in 2008. Mr. Hare served as Senior Vice President and Chief Financial Officer of Triarc from 2007 to the 2008 merger and as Chief Financial Officer of Arby's Restaurant Group, Inc. since 2006. Previously, Mr. Hare served as Executive Vice President of Cadmus Communications Corporation and as the President of Publisher Services Group, a division of Cadmus, from 2003 to 2006. Mr. Hare served as Executive Vice President and Chief Financial Officer of Cadmus from 2001 to 2003. From 1996 to 2001, Mr. Hare was Executive Vice President and Chief Financial Officer of AMF Bowling Worldwide, where he was also a member of the Board of Directors. AMF Bowling Worldwide filed for Chapter 11 bankruptcy protection in July 2001, and emerged from bankruptcy in March 2002. From 1990 to 1996, Mr. Hare was Senior Vice President and Chief Financial Officer of James River Corporation. Mr. Hare was also a member of the Board of Directors of Pasta Pomodoro, Inc., the operator of Pasta Pomodoro restaurants, from 2008 to 2009, and was a member of the Board of Directors and Chair of the Audit Committee of Wolverine Tube Inc. from 2005 to 2007. Mr. Hare's accounting and auditing expertise, including his experience as Chief Financial Officer of large, public companies, as well as his extensive experience in distributed retailing business models, led to the conclusion he should serve as a director of our Company. Mr. Hare was originally recommended as a nominee by the Nominating and Corporate Governance Committee.

        Isaac Kaufman has served as the Senior Vice President and Chief Financial Officer of Advanced Medical Management Inc., a manager of medical practices and an outpatient surgical center, since September 1998. Mr. Kaufman also serves as a director of TransWorld Entertainment Corporation, a leading specialty retailer of music, video and entertainment products, and as a director and as chairperson of the audit committee of the board of directors of Kindred Healthcare, Inc., a healthcare services company that through its subsidiaries, operates hospitals, nursing centers and a contract rehabilitation services business across the United States. Mr. Kaufman holds a Bachelor of Science degree in accounting and finance from the University of Maryland and is a certified public accountant. Mr. Kaufman's accounting and auditing expertise, including his experience as the chairperson of the audit committee of Kindred Healthcare, as well as his experience in specialty retailing, particularly in distributed retailing business models, and his background in healthcare services companies, led to the conclusion he should service as a director of our Company.

        Peter J. Neff most recently served from 1997 to 2009 as a member of the board of directors, strategic planning committee and compensation committee (chair) of UST, Inc., a consumer products company acquired by Atria, Inc. in January 2009. Mr. Neff also served on the board of directors of Envirogen, Inc., an environmental services company, from 1994 to 2003. From 1996 to 1997, Mr. Neff served as president and chief executive officer of Genovo, Inc., a start-up gene therapy company. From 1987 to 1996, Mr. Neff served as president of Rhone-Poulenc, Inc., a chemical and pharmaceutical company, and was chief operating officer before becoming the chief executive officer in 1991. Mr. Neff holds an M.B.A. in finance from Rider University and graduated magna cum laude with a B.S. in Chemistry from Rutgers University. Mr. Neff's broad business management background, including his extensive experience as a chief executive officer and his oversight of product development and technology commercialization processes, as well as his experience in managing international business operations, led to the conclusion he should serve as a director of our Company.

        Bennett Rosenthal is a founding member and Senior Partner in the Private Equity Group of Ares Management, LLC, an alternative asset management firm ("Ares"). Prior to joining Ares, Mr. Rosenthal was a Managing Director in the Global Leveraged Finance Group of Merrill Lynch and was responsible for originating, structuring and negotiating leveraged loan and high yield financings.

Mr. Rosenthal was also a senior member of Merrill Lynch's Leveraged Transaction Commitment Committee. Mr. Rosenthal is a member of the board of directors of several private companies and is Chairman of the Board of Directors of Ares Capital Corporation, a publicly-traded business development company. Mr. Rosenthal graduated summa cum laude with a Bachelor of Science degree in economics from the University of Pennsylvania's Wharton School of Business where he also received his M.B.A. with distinction. Mr. Rosenthal joined our board of directors in connection with Ares' 2006 equity investment in our Company, and we are obligated to nominate him as a director each year until Ares owns less than approximately 1.98 million shares of our common stock (as of the Record Date, Ares owned approximately 5.03 million shares). In addition to the requirement that we nominate him as a director, Mr. Rosenthal's extensive background and broad expertise in capital markets, as well as his experience in large, public company mergers and business combinations, led to the conclusion he should serve as a director of our Company.

        There are no family relationships between any of the nominees.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS OF THE COMPANY.

Committees of the Board of Directors

        The Board of Directors has an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee, and a Quality and Technology Committee.

        The Audit Committee conducted five meetings during 2009. It presently consists of Isaac Kaufman (Chair), Eric A. Green, and Thomas P. Cooper, M.D. and is governed by its own charter. The Audit Committee provides oversight on matters relating to accounting, financial reporting, auditing and internal control and is responsible for selecting, evaluating and meeting with the Company's independent accountants to review the proposed scope of the annual audit of the Company's books and records, reviewing the findings of the independent accountants upon completion of the annual audit, and reporting to the Board of Directors with respect thereto.

        The Compensation Committee conducted six meetings during 2009. It presently consists of Eric A. Green (Chair), Thomas P. Cooper, M.D. and Peter J. Neff, is governed by its own charter, and is responsible for, among other responsibilities, determinations relating to the compensation of officers and key employees and certain of the Company's employee benefit plans.

        The Corporate Governance and Nominating Committee conducted two meetings during 2009. It presently consists of Thomas P. Cooper, M.D. (Chair), Bennett Rosenthal, and Isaac Kaufman, is governed by its own charter, and is responsible for, among other responsibilities, advising the Board of Directors on matters relating to the identification of nominees to the Board of Directors.

        The Quality and Technology Committee conducted three meetings during 2009. It is responsible for, among other responsibilities, assisting the Board of Directors on matters relating to the quality of the Company's services and the adequacy of the Company's scientific and technical direction. It met three times during 2009, and consists of H. E. Thranhardt, CPO (Chair), Peter J. Neff, Cynthia L. Feldmann, Thomas F. Kirk and Ivan R. Sabel. Mr. Thranhardt is not standing for re-election at the Annual Meeting, and Mr. Sabel is expected to become the Chair of the Quality and Technology Committee following the Annual Meeting.

        The Board of Directors met five times during 2009. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board and committee(s) on which he or she served as director or member during 2009, with the exception of Bennett Rosenthal. Copies of charters of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are available on our website, www.hanger.com.

Board Independence

        Except for Ivan R. Sabel and Thomas F. Kirk, our Board of Directors has determined that all of the nominees for election as a director, including each of the members of the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee, are independent directors within the meaning of applicable New York Stock Exchange (NYSE) listing standards and rules. Further, the Board of Directors has determined that each of the members of the Audit Committee qualifies as "independent" under Rule 10A-3 of the Securities Exchange Act of 1934, as amended. For a director to be deemed independent under NYSE rules, the Board must affirmatively determine that the director has no material relationship with the Company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company). In addition, the director (and any member of his or her immediate family) must meet the technical independence requirements of the NYSE's listing standards.

        In making its independence determinations, the Board of Directors considered the fact that Mr. Rosenthal is a founding member of Ares Management, LLC, which, together with its affiliated managers, manages the Ares Corporate Opportunities Fund, L.P. ("ACOF"). On May 26, 2006, ACOF purchased 50,000 shares of the Company's newly issued Series A Preferred Stock for $50 million. All shares of the Series A Preferred Stock were converted into common stock in August 2008. Mr. Rosenthal was appointed to the Board of Directors pursuant to an agreement entered into in connection with ACOF's purchase of such Series A Preferred Stock, and is nominated for re-election this year pursuant to that agreement.

Board Leadership Structure and Role in Risk Oversight

        Currently, Mr. Kirk serves as our Company's chief executive officer, or CEO, and Mr. Sabel serves as the chairman of our Board. Our Board does not have a policy on whether or not the roles of CEO and chairman should be separate. Instead, our Corporate Governance Guidelines provide that our Board has the authority to choose its chairman in any way it deems best for our Company at any given point in time. Accordingly, our Board reserves the right to vest the responsibilities of the CEO and chairman in the same person or in two different individuals depending on what it believes is in the best interest of our Company. Since Mr. Kirk succeeded Mr. Sabel as our CEO in 2008, our Board has determined that the separation of these roles most appropriately suits our Company because Mr. Sabel is uniquely qualified to serve as our chairman given his historical leadership of our Board, his long history with our Company, including his history as our former CEO, and his skills and experience within the industries that we operate. Further, our Board believes that this split in roles allows Mr. Kirk to focus more of his energies on the management of our Company's business. Our Board believes that there is no single Board leadership structure that would be most effective in all circumstances and therefore retains the authority to modify this structure to best address our Company's and Board's then current circumstances as and when appropriate.

        Our Board and, in particular, the Audit Committee are involved on an ongoing basis in the general oversight of our material identified enterprise-related risks. Each of our chief executive officer, chief financial officer and general counsel, with input as appropriate from other appropriate management members, report and provide relevant information directly to either our Board and/or the Audit Committee on various types of identified material financial, reputational, legal, environmental and business risks to which we are or may be subject, as well as mitigation strategies for certain key identified material risks. Our Board's and Audit Committee's roles in our risk oversight process have not affected our Board leadership structure.

Policy Regarding Director Nominating Process

        The Corporate Governance and Nominating Committee has adopted a policy pursuant to which a stockholder who has owned at least 2% of the Company's outstanding shares of Common Stock for at least one year may recommend a director candidate that the Committee will consider when there is a vacancy on the Board of Directors either as a result of a director resignation or an increase in the size of the Board. Such recommendation must be made in writing addressed to the Chairperson of the Corporate Governance and Nominating Committee at the Company's principal executive offices and must be received by the Chairperson at least 120 days prior to the anniversary date of the release of the prior year's proxy statement. Although the Committee has not formulated any specific minimum qualifications that the Committee believes must be met by a nominee that the Committee recommends to the Board of Directors, the factors it will take into account will include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge, as set forth in the committee's charter. There will not be any difference between the manner in which the committee evaluates a nominee recommended by a stockholder and the manner in which the committee evaluates any other nominee.

        While the Nominating and Corporate Governance does not have a formal policy relating specifically to the consideration of diversity in its process to select and evaluate director nominees, the Committee does consider diversity as part of its overall evaluation of candidates for director nominees. Specifically, the "Selection of Board Members" section of our Corporate Governance Guidelines provides that the selection of potential directors should be based on all the factors the Nominating and Corporate Governance Committee considers appropriate, which may include diversity of viewpoints.

Policy Regarding Communication with Directors

        Stockholders and other interested parties desiring to communicate with a director, the non-management directors as a group or the full Board of Directors may address such communication to the attention of the Secretary of the Company at the Company's executive offices and all such appropriate communication will be forwarded to the intended recipient or recipients.

Policy Regarding Director Attendance at Annual Meetings

        Under the Company's current policy, each director should attend each annual meeting of stockholders. Except for Bennett Rosenthal, all of the current directors attended last year's annual meeting of stockholders.

Meetings of Non-Management Directors

        Non-management members of the Board of Directors conduct at least two regularly-scheduled meetings per year without members of management being present. The chairperson of the Corporate Governance and Nominating Committee serves as the presiding director of such meetings and as the lead independent member of the Board of Directors.

Corporate Governance Guidelines and Code of Business Conduct and Ethics for Directors and Employees

        In 2003, the Board of Directors adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics for directors, officers and employees in accordance with New York Stock Exchange corporate governance listing standards. Copies of these documents are set forth on the Company's website, www.hanger.com.

Policies and Procedures Regarding Related Person Transactions

        Our Board of Directors has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:

  •
  a "related person" means any of our directors, executive officers or nominees for director, and any of their immediate family members; and

  •
  a "related person transaction" generally is a transaction in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect interest.

        The related person, or the director, executive officer or nominee who is an immediate family member of a related person, must notify our Corporate Governance and Nominating Committee of certain information relating to proposed related person transactions. The Committee will consider all of the relevant facts and circumstances available regarding the proposed related person transaction and will ratify or approve only those related person transactions that are in, or are not inconsistent with, the best interests of our company and our stockholders.

        In 2009, there were no proposed, pending or ongoing related person transactions subject to review by the Corporate Governance and Nominating Committee under the policy.

Other Matters

        The firm of Foley & Lardner LLP serves as the Company's outside general counsel. The Company's Chairman of the Board is the brother-in-law of a partner in that firm. Total fees paid by the Company to Foley & Lardner LLP during 2009 amounted to less than two-thirds of one percent of that firm's annual revenues for its last fiscal year.

 PROPOSAL TWO—APPROVAL OF THE 2010 OMNIBUS INCENTIVE PLAN

        General.    Our Board of Directors is seeking approval from our stockholders of the Hanger Orthopedic Group, Inc. 2010 Omnibus Incentive Plan, including the authority to issue up to 2,450,000 shares of our Common Stock under the 2010 Plan, as such number may be adjusted as described below. We currently have two incentive plans in effect: the Hanger Orthopedic Group, Inc. Amended and Restated 2002 Stock Incentive and Bonus Plan (the "2002 Plan") and the Hanger Orthopedic Group, Inc. 2003 Non-Employee Directors' Stock Incentive Plan, as amended (the "2003 Plan"). Of the 2,450,000 shares to be issued under the 2010 Plan, 2,000,000 are shares that are newly authorized for issuance under the 2010 Plan and 450,000 are unissued shares not subject to awards that will be carried over from the shares previously authorized for issuance under the terms of the 2002 Plan and the 2003 Plan.

        As is true for the 2002 and 2003 Plans, the two complementary goals of the 2010 Plan are to attract and retain outstanding individuals to serve as officers, directors, employees and consultants to our Company and to increase stockholder value. Through the approval of the 2010 Plan, the Board seeks to provide a direct link between stockholder value and compensation awards by authorizing awards of shares of our Common Stock, monetary payments based on the value of our Common Stock and other incentive compensation awards that are based on our financial performance.

        In addition to these important goals, the 2010 Plan is being proposed to achieve the following improvements and objectives:

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  Authorization of shares to continue to meet our compensation goals for future years; and

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  The addition of additional types of awards, including stock appreciation rights, performance shares and performance units that were not available for issuance under the 2002 Plan or the 2003 Plan.

        All awards granted under either of the 2002 or 2003 Plans that are still outstanding upon the approval of the 2010 Plan will remain outstanding and will continue to be subject to all of the terms and conditions of the 2002 Plan or the 2003 Plan, as the case may be. As of the Record Date, there were 711,166 shares subject to outstanding options under the 2002 Plan and 70,091 shares subject to outstanding options under the 2003 Plan. Also, as of the Record Date, there were 977,723 shares subject to unvested restricted stock awards under the 2002 Plan and 128,419 shares subject to unvested restricted stock awards under the 2003 Plan.

        In order to address potential stockholder concerns regarding the number of restricted shares, options, or other stock-based awards we intend to grant under the 2010 Plan in a given year, our Board commits to our stockholders that over the next three fiscal years (commencing with 2010) it will not grant a number of restricted shares, shares subject to options, and other stock-based awards to employees or nonemployee directors at an average rate greater than 4.02% of the number of shares of our Common Stock that we believe will be outstanding over such three year period. For purposes of calculating the number of shares granted in a year, any full-value awards will count as equivalent to two shares.

        Our Certificate of Incorporation, as amended, authorizes the issuance of 60,000,000 shares of Common Stock, and as of the Record Date, there were 31,902,416 shares of Common Stock issued and outstanding. The market value of one share of Common Stock on the NYSE as of the close of market on the Record Date was $18.55.

        The 2002 Plan first became effective on May 30, 2002. 871,616 shares of Common Stock remain available for additional grants under the 2002 Plan. Upon our stockholders' approval of the 2010 Plan, the 2002 Plan will terminate and no new awards will be granted under the 2002 Plan.

        The 2003 Plan first became effective on May 30, 2003. 70,927 shares remain available for additional grants under the 2003 Plan. Upon our stockholders' approval of the 2010 Plan, the 2003 Plan will terminate and no new awards will be granted under the 2003 Plan.

        The following is a summary of the material provisions of the 2010 Plan. A copy of the 2010 Plan is attached to this Proxy Statement as Annex A and is incorporated by reference into this Proxy Statement in its entirety. This summary is subject to the language of the 2010 Plan and the text of the 2010 Plan shall control if there is any inconsistency between this summary and the 2010 Plan text.

        Administration and Eligibility.    The 2010 Plan will be administered by the Company's Compensation Committee (the "Committee"), which will have the authority to interpret the provisions of the 2010 Plan and any agreement covering any award under the 2010 Plan; make, change and rescind rules and regulations relating to the 2010 Plan; and make changes to, or reconcile any inconsistency in, any award or agreement covering an award. The Committee may designate any of the following as a participant under the 2010 Plan: any officer or other employee of the Company or its affiliates or individuals engaged to become an officer or employee, consultants who provide services to the Company or its affiliates, and directors of the Company, including non-employee directors of the Company. The selection of participants will be based upon the Committee's opinion that the participant is in a position to contribute materially to the Company's continued growth and development and to its long-term financial success. The Company currently has nine directors, seven of whom are non-employee directors.

        Types of Awards.    Awards under the 2010 Plan may consist of stock options, stock appreciation rights, performance shares, performance units, shares of Common Stock, restricted stock, restricted stock units or an incentive award. If the 2010 Plan is approved, then the Committee may grant any type of award to any participant it selects, but only employees of the Company or its subsidiaries may receive grants of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Awards may be granted alone or in addition to, in tandem with, or in substitution for any other award (or any other award granted under another plan of the Company or any affiliate). In addition, the Committee is authorized to provide or make awards in a manner that complies with the requirements of Section 409A of the Code, so that the awards will avoid a plan failure as described in Section 409A(1) of the Code. The Committee's authorization includes the authority to defer payments or wait for specified distribution events, as provided in Section 409A(2) of the Code.

        Shares Reserved under the 2010 Plan.    The 2010 Plan provides that 2,450,000 shares of Common Stock are reserved for issuance under the 2010 Plan, subject to adjustment as described below; provided, however, that only 1,500,000 shares may be issued pursuant to the exercise of incentive stock options. Of these 2,450,000 shares, 2,000,000 are shares that are newly authorized for issuance under the 2010 Plan and 450,000 are unissued shares not subject to awards that will be carried over from the shares previously authorized for issuance under the terms of the 2002 Plan and the 2003 Plan. Furthermore, if any shares subject to awards granted under the 2002 Plan or the 2003 Plan would again become available for new grants under the terms of such plan if such plan were still in effect, then those shares will be available for the purpose of granting awards under the 2010 Plan, thereby increasing the number of shares available for issuance under the 2010 Plan.

        The number of shares reserved for issuance will be reduced on the date of the grant of any award by the maximum number of shares, if any, with respect to which such award is granted. In general, (a) if an award granted under the 2010 Plan expires, is canceled or terminates without issuance of shares or other payment, (b) if shares are forfeited under an award, (c) if shares are issued under any award and the Company reacquires them pursuant to rights reserved by the Company upon the issuance of the shares, (d) if it is determined that all or some portion of the shares with respect to which an award was granted will not be issuable or that compensation payable in respect to shares covered by such an award will not be payable, or (e) shares are tendered or withheld to satisfy federal, state or local tax withholding obligations, then such shares may again be used for new awards under the 2010 Plan. Shares that are tendered or withheld in payment of the exercise price of an option or as a result of the net settlement of a stock appreciation right and shares purchased by the Company using proceeds from option exercises may not be made available for issuance under the 2010 Plan.

        No participant may be granted awards under the 2010 Plan that could result in such participant:

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  receiving options for, and/or stock appreciation rights with respect to, more than 270,000 shares of Common Stock during any fiscal year of the Company;

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  receiving awards of restricted stock and/or restricted stock units relating to more than 270,000 shares of Common Stock during any fiscal year of the Company;

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  receiving, with respect to an award of performance shares and/or an award of performance units the value of which is based on the fair market value of a share of Common Stock, payment of more than 500,000 shares of Common Stock in respect of any period of two consecutive fiscal years of the Company, or for more than 750,000 shares of Common Stock in respect of any period of three consecutive fiscal years of the Company;

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  receiving annual incentive award(s) in respect of any single fiscal year of the Company that could result in a cash payment of more than $1,500,000;

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  receiving a long-term incentive award and/or an award of performance units the value of which is not based on the fair market value of a share of Common Stock in respect of any period of two fiscal years of the Company that could result in a payment of more than $1,000,000, or in respect of any three fiscal years of the Company that could result in the payment of $1,500,000; or

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  receiving other stock-based awards as a replacement for other compensation to which such participant is otherwise entitled, relating to more than 250,000 shares of Common Stock during any fiscal year.

        Each of these limitations is subject to adjustment as described below.

        Options.    If the 2010 Plan is approved, then the Committee will have the authority to grant stock options and to determine all terms and conditions of each stock option. Stock options will be granted to participants at such time as the Committee will determine. The Committee will also determine the number of options granted, whether an option is to be an incentive stock option or non-qualified stock option and the grant date for the option, which may not be any date prior to the date that the Committee approves the grant. The Committee will fix the option price per share of Common Stock, which may never be less than the fair market value of a share of Common Stock on the date of grant. The Committee will determine the expiration date of each option except that the expiration date may not be later than ten (10) years after the date of grant. Options will be exercisable and vest at such times and be subject to such restrictions and conditions as the Committee deems necessary or advisable, including with respect to the manner of payment of the exercise price of such options. Under the 2010 Plan, participants do not have a right to receive dividend payments or dividend equivalent payments with respect to shares of Common Stock subject to an outstanding stock option award. If an option that is intended to be an incentive stock option fails to meet the requirements thereof, the option shall automatically be treated as a non-qualified stock option to the extent of such failure.

        Stock Appreciation Rights.    If the 2010 Plan is approved, then the Committee will have the authority to grant stock appreciation rights ("SARs"). A stock appreciation right, or SAR, is the right of a participant to receive cash in an amount, and/or Common Stock with a fair market value, equal to the appreciation of the fair market value of a share of Common Stock during a specified period of time. The 2010 Plan provides that the Committee will determine all terms and conditions of each stock appreciation right including (i) whether the SAR is granted independently of a stock option or relates to a stock option, (ii) the grant date, which may not be a date prior to the date the Committee approves the grant, (iii) the number of shares of Common Stock to which the SAR relates, (iv) the grant price, which may never be less than the fair market value of the Common Stock subject to the SAR as determined on the date of grant, (v) the terms and conditions of exercise or maturity, including vesting, (vi) a term that must be no later than ten (10) years after the date of grant, and (vii) whether the SAR will settle in cash, Common Stock or a combination of the two. Under the 2010 Plan, participants do not have a right to receive dividend payments or dividend equivalent payments with respect to shares of Common Stock subject to an outstanding SAR award.

        Performance and Stock Awards.    If the 2010 Plan is approved, then the Committee will have the authority to grant awards of shares of Common Stock, restricted stock, restricted stock units, performance shares or performance units. Restricted stock means shares of Common Stock that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of performance goals (as described below) established by the Committee and/or upon the completion of a period of service. The minimum performance period for performance-based restricted stock will be one year, and time-based restricted stock awards will vest ratably over a period of at least three years. Restricted stock unit means the right to receive cash and/or shares of Common Stock the value of which is equal to the fair market value of one share of Common Stock, to the extent performance goals established by the Committee are achieved and/or upon the completion of a period of service. Performance shares means the right to receive shares of Common Stock to the extent performance goals established by the Committee are achieved. Performance units means the right to receive cash and/or shares of Common Stock valued in relation to a unit that has a designated dollar value or the value of which is equal to the fair market value of one or more shares of Common Stock, to the extent performance goals established by the Committee are achieved.

        The Committee will determine all terms and conditions of the awards including (i) the number of shares of Common Stock and/or units to which such award relates, (ii) whether performance goals must be achieved for the participant to realize any portion of the benefit provided under the award, (iii) the length of the vesting and/or performance period and, if different, the date that payment of the benefit will be made (provided that the minimum performance period for performance-based restricted stock awards will be one-year and time-based restricted stock awards will vest ratably over a period of at least three years), (iv) with respect to performance units, whether to measure the value of each unit in relation to a designated dollar value or the fair market value of one or more shares of Common Stock, and (v) with respect to performance shares, performance units and restricted stock units, whether the awards will settle in cash, in shares of Common Stock (including restricted stock), or in a combination of the two. Under the 2010 Plan, participants do not have a right to receive dividend payments or dividend equivalent payments with respect to unearned shares of Common Stock under a performance share award.

        Performance Goals.    For purposes of the 2010 Plan, performance goals mean any goals the Committee establishes that relate to one or more of the following with respect to the Company or any one or more of its subsidiaries, affiliates or other business units: net sales; cost of sales; gross income; gross revenue; operating income; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; income from continuing operations; net income; earnings per share; diluted earnings per share; fair market value of a share of Common Stock; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; ratio of debt to debt plus equity; return on stockholder equity; return on invested capital; return on average total capital employed; return on net assets employed before interest and taxes; operating working capital; average accounts receivable (calculated by taking the average of accounts receivable at the end of each month); average inventories (calculated by taking the average of inventories at the end of each month); economic value added; and customer satisfaction. In addition, in the case of awards that at the date of grant the Committee determines will not be considered "performance-based compensation" under Section 162(m) of the Code, the Committee may establish other performance goals not listed in the 2010 Plan, including subjective goals.

        As to each performance goal, the relevant measurement of performance will be computed in accordance with generally accepted accounting principles, if applicable, but, unless otherwise determined by the Committee and to the extent consistent with Section 162(m) of the Code, will exclude the effects of (i) charges for reorganization and restructuring, (ii) discontinued operations, (iii) asset write-downs, (iv) gains or losses on the disposition of a business, (v) changes in tax or accounting principles, regulations or laws, (vi) mergers, acquisitions or dispositions, and (vii) extraordinary, unusual and/or non-recurring items of gain or loss, that in each case the Company identifies in its audited financial statements, including footnotes, or the Management's Discussion and Analysis section of the Company's annual report. Also, the Committee may, to the extent consistent with Section 162(m) of the Code, appropriately adjust any evaluation of performance under a performance goal to exclude any of the following events that occurs during a performance period: (a) litigation, claims, judgments or settlements; (b) the effects of changes in laws or regulations affecting reported results; and (c) accruals of any amounts for payment under the 2010 Plan or any other compensation arrangements maintained by the Company or an affiliate of the Company. Where applicable, performance goals may be expressed in terms of attaining a specified level of a particular criterion in relation to a peer group or other index. The performance goals may also include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no addition payments will be made (or at which full vesting will occur).

        Incentive Awards.    If the 2010 Plan is approved, then the Committee will have the authority to grant annual and long-term incentive awards. An incentive award is the right to receive payment, to the extent performance goals are achieved. The Committee will determine all terms and conditions of an annual or long-term incentive award, including the performance goals (as described above), the performance period, the potential amount payable, the type of payment and the timing of payment. The Committee must require that payment of all or any portion of the amount subject to the incentive award is contingent on the achievement or partial achievement of one or more performance goals during the period the Committee specifies. The Committee may deem that performance goals subject to an award are achieved upon a participant's death, disability (as defined by the Committee), upon a change of control (as defined in the 2010 Plan), or, in the case of awards that at the date of grant are determined by the Committee to not be performance-based compensation under Section 162(m) of the Code, retirement (as defined by the Committee). The performance period for an incentive award must relate to a period of one fiscal year of the Company or less, and the performance period for a long-term incentive award must relate to a period of more than one of the Company's fiscal years, except that, in the case of a long-term incentive award, if the award is made at the time of commencement of employment with the Company or on the occasion of a promotion, then the award may relate to a shorter period. Payment of an incentive award will be made in cash except to the extent the Committee determines that payment will be in shares of Common Stock or restricted stock, either on a mandatory basis or at the election of the participant receiving the award, having a fair market value at the time of the payment equal to the amount payable according to the terms of the incentive award.

        Other Stock-Based Awards.    The Company may grant to any participant shares of unrestricted stock as a replacement for other compensation to which such participant is entitled, such as in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, or as a bonus.

        Amendment of Minimum Vesting and Performance Periods.    Notwithstanding the requirements for minimum vesting and/or performance period for an award included in the 2010 Plan, the 2010 Plan provides that the Committee may impose, at the time an award is granted or any later date, a shorter vesting and/or performance period to take into account a participant's hire or promotion, or may accelerate the vesting or deem an award earned, in whole or in part, on a participant's death, disability (as defined by the Committee), retirement (as defined by the Committee) or upon a change of control (as defined in the 2010 Plan).

        Transferability.    Awards are not transferable other than by will or the laws of descent and distribution, unless the Committee allows a participant (i) to designate in writing a beneficiary to exercise the award or receive payment under the award after the participant's death, (ii) to transfer an award to the former spouse of the participant as required by a domestic relations order incident to a divorce, or (iii) provided that the participant does not receive any consideration in connection therewith, to otherwise transfer an award.

        Adjustments.    If (i) the Company is involved in a merger or other transaction in which shares of Common Stock are changed or exchanged, (ii) the Company subdivides or combines shares of Common Stock or declares a dividend payable in shares of Common Stock, other securities or other property, (iii) the Company effects a cash dividend that exceeds 10% of the trading price of the shares of Common Stock or any other dividend or distribution in the form of cash or a repurchase of shares of Common Stock that the Board determines is special or extraordinary or that is in connection with a recapitalization or reorganization, or (iv) any other event shall occur that in the judgment of the Committee requires an adjustment to prevent dilution or enlargement of the benefits intended to be made available under the 2010 Plan, then the Committee will, in a manner it deems equitable, adjust any or all of (A) the number and type of shares subject to the 2010 Plan and which may, after the event, be made the subject of awards, including incentive stock options; (B) the number and type of shares of Common Stock subject to outstanding awards; (C) the grant, purchase or exercise price with respect to any award; and (D) to the extent such discretion does not cause an award that is intended to qualify as performance-based compensation under Section 162(m) of the Code to lose its status as such, the performance goals of an award.

        In any such case, the Committee may also provide for a cash payment to the holder of an outstanding award in exchange for the cancellation of all or a portion of the award.

        The Committee may, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, and without affecting the number of shares of Common Stock otherwise reserved or available under the 2010 Plan, authorize the issuance or assumption of awards upon terms it deems appropriate.

        Change of Control.    If a participant is terminated without cause upon the occurrence of, or within one year following, a change of control (as defined in the 2010 Plan), then upon such termination:

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  such participant's options or SARs will become immediately and fully vested;

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  such participant's restricted stock and restricted stock units that are not then vested will vest;

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  with respect to such participant's performance shares and/or performance units for which the performance period has not elapsed, the performance shares will be earned and the performance units shall be paid, in each case in an amount equal to the product of the value of the performance shares and/or performance units (calculated as if the target performance goal(s) for such award had been satisfied as of the date of such termination) and a fraction, the numerator of which is the number of whole months that have elapsed from the beginning of the performance period to which the award is subject to the date of termination and the denominator of which is the number of whole months in the performance period; and

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  with respect to such participant's annual and long-term incentive awards for which the performance period has not elapsed, the awards shall be cancelled in exchange for a cash payment equal to the product of the amount payable under the award (calculated assuming the target performance goal(s) for such award had been satisfied as of the date of such termination) and a fraction, the numerator of which is the number of whole months that have elapsed from the beginning of the performance period to which the award is subject to the date of the termination and the denominator of which is the number of whole months in the performance period.

        For purposes hereof, the term "cause" with respect to any participant shall have the meaning given in the participant's employment, retention, change of control, severance or similar agreement with the Company or any affiliate of the Company, or if no such agreement is in effect, the meaning given in the Company's employment policies as in effect immediately prior to the change of control.

        Term of Plan.    Unless earlier terminated by the Board of Directors, the 2010 Plan will remain in effect until the earlier of (i) the date that is ten years from the date the plan is approved by the Company's stockholders, which is the effective date for the plan, or (ii) the date all shares reserved for issuance have been issued.

        Termination and Amendment.    The Board of Directors or the Committee may amend, alter, suspend, discontinue or terminate the 2010 Plan at any time, subject to the following limitations:

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  the Board must approve any amendment to the 2010 Plan if the Company determines such approval is required by prior action of the Board, applicable corporate law or any other applicable law;

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  stockholders must approve any amendment to the 2010 Plan if the Company determines that such approval is required by Section 16 of the Securities Exchange Act of 1934, the Code, the listing requirements of any principal securities exchange or market on which the shares are then traded or any other applicable law; and

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  stockholders must approve any amendment to the 2010 Plan that materially increases the number of shares of Common Stock reserved under the 2010 Plan or the limitations stated in the 2010 Plan on the number of shares of Common Stock that participants may receive through an award or that amends the provisions relating to the prohibition on re-pricing of outstanding options.

        Subject to the requirements of the 2010 Plan, the Committee may modify or amend any award or waive any restrictions or conditions applicable to any award or the exercise of the award, or amend, modify or cancel any terms and conditions applicable to any award, in each case, by mutual agreement of the Committee and the participant or any other person(s) that may have an interest in the award, so long as any such action does not increase the number of shares of Common Stock issuable under the 2010 Plan. The Committee need not obtain participant (or other interested party) consent for any such action that is permitted pursuant to the adjustment provisions of the 2010 Plan: (i) to the extent the Committee deems the action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Common Stock is then traded; (ii) to the extent the Committee deems the action is necessary to preserve favorable accounting or tax treatment of any award for us; or (iii) to the extent the Committee determines that such action does not materially and adversely affect the value of an award or that such action is in the best interest of the affected participant or any other persons(s) as may then have an interest in the award.

        The authority of the Board and the Committee to terminate or modify the 2010 Plan or awards will extend beyond the termination date of the 2010 Plan. In addition, termination of the 2010 Plan will not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards will continue in force and effect after termination of the 2010 Plan except as they may lapse or be terminated by their own terms and conditions.

        Repricing Prohibited.    Except for the adjustments provided for in the 2010 Plan, neither the Committee nor any other person may decrease the exercise price for any outstanding stock option or SAR after the date of grant, cancel an outstanding stock option or SAR in exchange for cash (other than cash equal to the fair market value of the shares subject to such option or SAR at the time of cancellation over the exercise or grant price for such shares) or allow a participant to surrender an outstanding stock option or SAR to the Company as consideration for the grant of a new stock option or SAR with a lower exercise price.

        Certain Federal Income Tax Consequences.    The following summarizes certain U.S. federal income tax consequences relating to the 2010 Plan under current tax law.

        Tax Consequences of Stock Options.    The grant of a stock option will create no income tax consequences to the Company or the recipient. A participant who is granted a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at such time over the exercise price. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Upon the participant's subsequent disposition of the shares of Common Stock received with respect to such stock option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the Common Stock on the exercise date.

        In general, a participant will recognize no income or gain as a result of exercise of an incentive stock option (except that the alternative minimum tax may apply). Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of the Common Stock acquired pursuant to the exercise of an incentive stock option and the Company will not be allowed a deduction. If the participant fails to hold the shares of Common Stock acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition, or (b) the excess of the fair market value of the shares of Common Stock on the exercise date over the exercise price. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.

        Stock Appreciation Rights.    The grant of a stock appreciation right will create no income tax consequences to the Company or the recipient. Upon the exercise or maturity of a stock appreciation right, the participant will recognize ordinary income equal to the amount of cash and the fair market value of any shares received. The Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If shares are delivered under the stock appreciation right, upon the participant's subsequent disposition of the shares, the participant will recognize capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the disposition differs from the shares' tax basis, i.e., the fair market value of the shares on the date the participant received the shares.

        Restricted Stock.    Generally, a participant will not recognize income and the Company will not be entitled to a deduction at the time an award of restricted stock is made, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. The Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the Common Stock on the date the restrictions lapse. Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and the Company will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

        A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, then the Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by the Company. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, then the participant will not be entitled to deduct any loss. In addition, the Company would then be required to include as ordinary income the amount of any deduction the Company originally claimed with respect to such shares.

        Performance Shares.    The grant of a performance share award will create no income tax consequences for the Company or the participant. Upon the participant's receipt of shares after the end of the applicable performance period and any applicable vesting period, the participant will recognize ordinary income equal to the fair market value of the shares received, except that if the participant receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to restricted stock as described above. In addition, the participant will recognize ordinary compensation income equal to the dividend equivalents, if any, paid on performance shares. The Company will generally be entitled to a deduction in the same amount and at the same time as income is recognized by the participant. Upon the participant's subsequent disposition of the shares, the participant will recognize capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the disposition differs from the shares' tax basis, i.e., the fair market value of the shares on the date the participant received the shares.

        Performance Units and Restricted Stock Units.    The grant of a performance unit or restricted stock unit will create no income tax consequences to the Company or the participant. Upon the participant's receipt of cash and/or shares at the end of the applicable performance or vesting period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and the Company will be entitled to a corresponding deduction in the same amount and at the same time. If performance units or restricted stock units are settled in whole or in part in shares, upon the participant's subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares' tax basis, i.e., the fair market value of the shares on the date the employee received the shares.

        Incentive Awards.    A participant who is paid an incentive award will recognize ordinary income equal to the amount of cash paid and/or the fair market value of the shares received, and the Company will be entitled to a corresponding deduction in the same amount and at the same time. If incentive awards are paid in whole or in part in shares, upon the participant's subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares' tax basis, i.e., the fair market value of the shares on the date the employee received the shares.

        Other Stock Based Awards.    A participant who receives shares of Common Stock pursuant to a stock award will recognize ordinary income equal to the fair market value of the shares received and the Company will be entitled to a corresponding deduction in the same amount and at the same time. Upon the participant's subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares' tax basis, i.e., the fair market value of the shares on the date the employee received the shares.

        Withholding.    In the event the Company or an affiliate of the Company is required to withhold any federal, state or local taxes or other amounts in respect of any income recognized by a participant as a result of the grant, vesting, payment or settlement of an award or disposition of any shares acquired under an award, the Company may deduct (or require an affiliate to deduct) from any payments of any kind otherwise due the participant either cash, or with the consent of the Committee, shares otherwise deliverable or vesting under an award, to satisfy such tax obligations. Alternatively, the Company may require such participant to pay to the Company, in cash, promptly on demand, or make other arrangements satisfactory to the Company regarding the payment to the Company of the aggregate amount of any such taxes and other amounts. If shares are deliverable upon exercise or payment of an award, the Committee may permit a participant to satisfy all or a portion of the federal, state and local withholding tax obligations arising in connection with such award by electing to (a) have the Company withhold shares otherwise issuable under the award, (b) tender back shares received in connection with such award or (c) deliver other previously owned shares, in each case having a fair market value equal to the amount to be withheld; provided that the amount to be withheld may not exceed the total statutory minimum federal, state and local tax withholding obligations associated with the transaction to the extent needed for the Company to avoid an accounting charge. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires. In any case, the Company may defer making payment or delivery under any award if any such tax may be pending unless and until indemnified to its satisfaction.

        No Guarantee of Tax Treatment.    Notwithstanding any provision of the 2010 Plan, the Company does not guarantee that (i) any award intended to be exempt from Section 409A of the Code is so exempt, (ii) any award intended to comply with Section 409A or Section 422 of the Code does so comply, or (iii) any award will otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any of its affiliates be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any award.

        Section 162(m) Limit on Deductibility of Compensation.    Section 162(m) of the Code limits the deduction the Company can take for compensation it pays to its Chief Executive Officer and the three other highest paid officers other than the Chief Financial Officer (determined as of the end of each year) to $1 million per year per individual. However, certain performance-based compensation that meets the requirements of Section 162(m) of the Code does not have to be included when determining whether the $1 million limit has been met. The 2010 Plan is designed so that awards granted to the covered individuals may meet the requirements for performance-based compensation contained in Section 162(m) of the Code.

        Treatment of "Excess Parachute Payments."    The accelerated vesting or payment of awards under the 2010 Plan upon a change of control of the Company could result in a participant being considered to receive "excess parachute payments" (as defined in Section 280G of the Code), which payments are subject to a 20% excise tax imposed on the participant. In such event, the Company would not be able to deduct the excess parachute payments made to a participant.

        New Plan Benefits.    The Company cannot currently determine the awards that may be granted under the 2010 Plan in the future to the executive officers named in this Proxy Statement, other officers, directors or other persons. The Committee will make such determinations from time to time.

        Equity Compensation Plan Information.    The following table provides information about the Company's equity compensation plans as of December 31, 2009.

Plan category	Number of securities to be issued upon the exercise of outstanding options, warrants, rights and performance share awards (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column) (c)
Equity compensation plans approved by security holders	859,796	$13.49	936,918
Equity compensation plans not approved by security holders	406,000	$5.95	—

Total	1,265,796		936,918

(a)
The number of securities remaining available for future issuance is comprised of 865,991 shares from the Amended and Restated 2002 Stock Incentive and Bonus Plan and 70,927 shares from the 2003 Non-Employee Directors' Stock Incentive Plan.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE HANGER ORTHOPEDIC GROUP, INC. 2010 OMNIBUS INCENTIVE PLAN.

 COMPENSATION RELATED MATTERS
EXECUTIVE COMPENSATION—COMPENSATION DISCUSSION & ANALYSIS

Objectives of Our Executive Compensation Program

        Our compensation program which covers our named executive officers is designed to drive our Company's success, which will be achieved primarily through the actions of talented employees. Our executive compensation program covering named executive officers has specific primary objectives which include:

  •
  attracting qualified and talented executives who are capable of providing the appropriate leadership to our Company;

  •
  retaining executives who have the critical skills our Company needs to meet our strategic and operational objectives; and

  •
  motivating our executives to drive outstanding Company performance.

        These objectives reflect our belief that programs which support the attraction and retention of a highly-qualified executive management team—coupled with appropriate incentive programs to motivate performance—serve the long-term interests of our investors.

        Compensation arrangements for our named executive officers are designed to reward long-term commitment to our Company's success. The following principles guide our compensation decisions:

  •
  Drive Company performance.  Our incentive plans are designed to reward annual and long-term Company performance. The achievement of performance measures developed for our incentive programs have a direct influence on shareholder value through an emphasis on revenue growth, EBITDA, EPS and stock price appreciation.

  •
  Facilitate alignment with shareholders.  Our long-term incentives are delivered in the form of equity to provide executives with a direct interest in the performance of our stock. Stock ownership guidelines for our executives reinforce this principle.

  •
  Be fair and equitable.  Our executive compensation programs are designed to provide compensation that is fair and equitable based on the performance of the executive and the Company. In addition to conducting analyses of market pay levels, we consider the pay of the named executive officers relative to one another and relative to other members of the management team.

  •
  Provide leadership stability and continuity.  Our executive programs are designed to reward both long-term contributions, as well as attract new executive talent and reward commitment of our executives to our Company regardless of their length of service with the Company. We recognize that the stability of the leadership team enhances our business.

  •
  Be competitive.  We conduct market pay analyses to ensure the compensation we pay our executives is competitive in terms of elements of pay, program design and resulting levels of pay.

  •
  Reflect factors of role and individual.  We use the information from market pay analyses and apply it to the individual situation of each of our executives to ensure we are compensating for the officer's responsibilities and the individual's skills and performance.

  •
  Encourage long-term executive service.  We provide our named executive officers with tax effective savings opportunities. Our savings and retirement plans, along with a market competitive offering of other pay elements, encourage employees to join and remain at our Company.

Overview of Our Executive Compensation Programs

        Below are the purpose and key characteristics of the elements of the executive compensation program.

Element	Purpose and Characteristics
Base Salary	•	Fixed pay element to compensate for an individual's competencies, skills, and experience as valued in the marketplace and within the Company and to reward continued performance.
	•	Base salary may be adjusted annually/periodically based on changes in job responsibilities, market conditions and individual performance.
Annual Incentives	•	Performance-based annual cash opportunity to motivate and reward the achievement of annual financial results relative to business-specific targets and individual goals tied to strategic initiatives.
	•	Incentive goals are aligned with stakeholders' interests.
	•	Awards, if earned, are payable based on actual results.
Long-Term Incentives	•	Performance-based equity opportunity to motivate and reward financial performance and stock price appreciation.
	•	Amounts earned and realized will vary from the grant date fair value based on actual stock price performance.
Retirement Benefits	•	Component of compensation that accrues each year to encourage employment stability of our executive leadership.
	•	Benefits are payable upon or after retirement.
Other Benefits and Perquisites	•	Generally certain pay elements which provide for life and income security needs; the actual cost is based on participation/usage.
Severance Benefits	•	Contingent component to provide a bridge to future employment in the event an executive's employment is terminated.
	•	Payable only if an executive's employment is terminated in certain predefined situations.

Pay Setting Process

        To determine competitive market pay, our Committee periodically analyzes the proxies of a peer group of companies and published survey data. In setting pay for our named executive officers, our Committee has established the target for compensation, by element and in the aggregate, as the competitive market pay median (50th percentile). Our competitive market pay median (the "Median") is determined by averaging the in-depth peer group analysis and the published survey data. The design of our annual and long-term incentive plans provides our executives with the opportunity to exceed the Median for total direct compensation (the sum of base salary, annual bonus and long term incentives)

based on Company performance. Actual compensation on a yearly basis, based on Company and individual performance, can vary widely, as our history has demonstrated.

        Our Committee engaged Towers Watson (formerly Towers Perrin), an executive compensation and benefits consulting firm, to conduct the peer group analysis and to compile the published survey data in 2008, as well as to provide advice on executive compensation matters. Towers Perrin has only provided limited services (less than $120,000 in annual billings) to our Company outside of the arena of executive compensation.

        This comprehensive analysis conducted in 2008 by Towers Watson updated our peer group analysis and the competitive landscape in terms of overall compensation for our executives. No comprehensive analysis was undertaken by the Committee or Towers Watson during 2009 as we believe conducting this comprehensive approach every two to three years provides our Committee with an appropriate picture of the competitive marketplace.

        A more complete explanation of both the peer group analysis and the published survey data is outlined below.

Peer Group

        Our Committee considered the executive compensation practices for the executive officers of a peer group of companies. In 2008, the following peer group of companies in the health care industry was developed in conjunction with Towers Watson as well as with input from our senior management. Our Committee made the decision as to the final companies to include in the peer group. Our Committee selected companies that were specifically in health care services and health care facilities. Our Committee selected fourteen companies to ensure a broad based peer group which would not be overly affected by any one company's practices. While not specific to the orthotics and prosthetics area of health care, these companies are of similar size to Hanger (50th percentile for annual revenue of the peer group companies was $884 million for fiscal year 2009) and have executive talent with comparable skills who our Committee believes face similar business challenges common to our industry. Our Committee believes these companies provided a reasonable benchmark of the market for executive talent for compensation purposes.

Peer Companies	Revenue for Last Fiscal Year Reported (2009) (in Millions)
Amedisys, Inc.	$1,513.5
AmSurg Corp.	$668.8
Emeritus Corp.	$898.7
Five Star Quality Care, Inc.	$1,192.6
Gentiva Health Services, Inc.	$1,152.5
MedCath Corp	$602.0
MEDNAX Inc.*	$1,288.3
National Health care Corp.	$668.2
Odyssey Health care, Inc.	$686.4
Orthofix International	$545.6
Psychiatric Solutions, Inc.	$1,805.4
Rehabcare Group, Inc.	$869.4
Skilled Health care Group, Inc.	$759.8
VCA Antech, Inc.	$1,314.5

*
Formerly known as Pediatrix Medical Group Inc.

        Our Committee reviewed and considered Towers Watson's analysis of the pay practices of the peer group of companies for each named executive officer including base salary, annual incentive compensation and long-term incentive compensation (as well as the sum of these components), as well as for other compensation practices.

Published survey data

        Our Committee also analyzed published survey data from both the health care industry and general industry as provided by Towers Watson during the 2008 comprehensive analysis. The survey data used was based on survey responses compiled for companies of similar size to our Company from a revenue perspective.

        Our Committee used survey data from Watson Wyatt's 2007/2008 Industry Report on Top Management Compensation and Sullivan Cotter's 2007 Survey of Manager and Executive Compensation in Hospitals and Health Services. The survey data, provided by Towers Watson, was from companies that were close in size based on revenue to our Company. The surveys include companies that are both public and private in both general and health care industry with $500M—$1B in revenue. Our Committee was not aware of any of the specific companies underlying the survey data.

Factors to set or adjust pay

        For each named executive officer, our Committee considers the relevant data regarding our peer group and the published survey data. For each individual, we also focus specifically on:

  •
  The transferability of professional and managerial skills;

  •
  The depth of knowledge and experience in orthotics and prosthetics and related industries;

  •
  The relevance of the named executive officer's experience to other potential employers; and

  •
  The readiness of the named executive officer to assume a different or more significant role either within our Company or with another organization.

        The following factors are also considered in setting and adjusting pay for our named executive officers:

  •
  The Company's financial performance;

  •
  The individual's past and expected future performance;

  •
  Peer group pay practices and broader market developments/trends; and

  •
  Our business and people needs.

Focus on Pay-for-Performance

        Our Committee sets each officer's total direct compensation to approximate Median practices.

        Consistent with our compensation philosophy and objectives, our Committee emphasizes performance-based incentive opportunities, particularly long-term incentives, over base salary when determining the mix of elements that constitute an officer's total direct compensation. For 2009, the mix of our Chief Executive Officer's (CEO) compensation was 25% base salary, 23% annual incentive award and 53% long-term incentives. The average mix of compensation for our other named executive officers was 39% base salary, 22% annual incentive award and 39% long-term incentives.

Determination of Pay Elements

        In developing the pay programs and levels for our named executive officers, the Committee reviews peer group pay practices, survey data and other relevant benchmarks provided by the compensation consultant. Any changes to base salary and annual incentive target amounts generally become effective in January.

        Annually, our CEO reviews the performance of each of the other named executive officers and shares his perspective with our Committee. Our Committee considers this performance information in setting the pay for our named executive officers other than our CEO. All decisions regarding any adjustment to the compensation of our CEO are made solely by our Committee based on both competitive pay practices as well as the Committee's assessment of his performance.

        Our Committee considers previous compensation earned by the named executive officers and current Company stock holdings when making compensation decisions. We believe that our named executive officers should be fairly and competitively compensated, both for annual and long-term compensation opportunities, based on the Company's performance and each individual's performance.

        Our Committee may meet in executive session without the presence of any member of management and/or the consultant in making its decisions regarding the compensation of any of our named executive officers.

        When making any executive compensation decision, our Committee follows a deliberate, multiple-step process:

  1.
  Information review,

  2.
  Evaluation and deliberation, and

  3.
  Decision-making.

        First, our Committee collects all essential information that may be necessary to make an educated decision from our compensation consultant, our CEO or other sources. Next, the Committee members discuss the information and a deliberation of possible options ensues. After discussion, the Committee takes time for reflection and, where appropriate, consultation with other Board members. Finally, the Committee reconvenes for additional discussion, if needed, before a final decision is made. As a result, many compensation decisions require two Committee meetings before any final decisions are made.

        Additional information about the role and processes of our Committee is outlined in the Compensation Committee Charter, which is available on the Company's website at www.hanger.com.

Base Salary

        As discussed above, our Committee targets base salary levels for our named executive officers at the Median. Currently, our named executive officers' base salaries fall within the competitive range of the Median, which we broadly define as within 85% to 115% of the Median for each position. Individual increases to base salary are based upon several considerations, including individual performance and contributions, internal equity considerations, as well as competitive market factors and practices.

        Base salary compensates a named executive officer for the individual's competencies, skills, experience and performance. When considering a candidate for a named executive officer role, our Committee considers all of these factors. For annual adjustments to the base salary of a named executive officer, our Committee primarily consider the Median, information set forth in general industry surveys, the Company's performance, the individual's performance and internal equity amongst our officers. Changes in the scope of a named executive officer's role and responsibilities could result in an adjustment being considered and approved by the Committee at any time during the year. For example, in 2009, the Committee adjusted Mr. May's base salary from $260,000 to $280,000 effective July 1, 2009 due to an increase in the scope of his responsibilities. Mr. May's role was expanded to include the leadership of the Company's national fabrication services.

        For 2010 base salary adjustments, our Committee considered the peer group analysis and published survey data described earlier. Our Committee increased the base salaries of our named executive officers effective January 2010 an average of 1.67%. Individual adjustments ranged from 0% to 2.48%, based on individual performance as well as their respective base pay versus the Median for the position. Our Committee believes that these adjustments to base salary continue to position the pay of our named executive officers within the competitive range of the Median.

Annual Incentive Compensation

        Our Committee designs the annual incentive compensation program to motivate and reward the achievement of annual financial results and individual goals. Currently, our philosophy for annual incentive compensation is to generally target the Median and to provide the opportunity to earn in the range of the 75th percentile compared to peer group and published survey data with the achievement of exceptional Company and individual performance. In other words, when we reach target performance for the goals discussed below, then annual incentive compensation should be close to the Median. If our Company and our named executive officers have exceptional performance based on the established performance goals, then annual incentive compensation should exceed the Median and could approach the 75th percentile compared to the peer group and published survey data.

        Our annual incentive program for our named executive officers is comprised primarily of annual financial measures with a small portion based on individual operating or strategic goals. The performance measures for our 2009 annual incentive program were:

Performance Measure	Percentage Weight
Revenue	20%
Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA")	45%
Fully Diluted Earnings per Share ("EPS")	20%
Individual Operating or Strategic Goals	15%

        Our Committee chose these measures to ensure appropriate focus on creating value for all of our stakeholders. The corporate level goals for our 2009 annual incentive program at threshold, target and maximum as well as the actual results achieved are presented in the table below.

2009 Corporate Performance Measures	Threshold	Target	Maximum	Actual Results
Revenue	$670.0 million	$762.5 million	$900.0 million	$754.4 million	*
EBITDA	$89.0 million	$104.3 million	$121.3 million	$106.8 million
EPS	$0.80	$0.97	$1.22	$1.13

*
The revenue results used for calculating the executive bonuses were adjusted downward slightly to take into account the impact of acquisitions on the actual results.

        The performance measures, weights and goals described above applied to Mssrs. Sabel, Kirk, McHenry and Taylor.

        Our Committee also developed a specific formula with performance measures for Mr. May, the President of SPS, our distribution subsidiary, that are more closely aligned to his scope of responsibility. These measures and weighting were as follows:

Performance Measure	Percentage Weight
SPS Divisional Revenue	25%
SPS Divisional EBITDA	40%
Hanger Orthopedic Group EBITDA	20%
Individual Operating or Strategic Goals	15%

2009 Performance Measures for Mr. May	Threshold	Target	Maximum	Actual Results
SPS O&P Revenue*	$70.4 million	$80.4 million	$92.8 million	$80.0 million
SPS Divisional EBITDA	$20.2 million	$24.2 million	$28.2 million	$23.8 million	**
Hanger EBITDA	$89.0 million	$104.3 million	$121.3 million	$106.8 million

*
Only includes SPS revenues derived from the distribution of orthotic and prosthetic products.

**
The actual EBITDA results reflected were adjusted slightly based on non-operating activities.

        Our Committee set the performance measure targets based on the Company's strategic budgeting and goal setting process that begins in October and is finalized in February. In February, our Committee approves the specific objectives for threshold, target and maximum levels for each of the performance measures used for the annual incentive program for our named executive officers.

        In addition to these financial goals, our named executive officers have individual goals that they must achieve for their individual performance which are focused on the Company's strategic and operational initiatives. Individual performance is measured on initiatives such as cost reductions, process improvement, business development opportunities and people initiatives. An executive's individual objectives may be qualitative or quantitative. The individual goals are typically developed to be stretch goals that are challenging for the executive to achieve. The individual 2009 performance goals for Mr. Sabel included executive progression and succession transition activities, legislative improvements and charitable foundation creation and funding initiatives; in total, his objectives were essentially achieved at target. The 2009 individual performance goals for Mr. Kirk included new product development initiatives, education and employee development initiatives, and organization and leadership pipeline planning and activities; in total, his objectives were achieved slightly above target. Mr. McHenry's 2009 individual performance goals included management reporting upgrades and activities, financial reporting system upgrades and initiatives and tax planning activities; in total, his objectives were achieved on target. The 2009 individual performance goals for Mr. Taylor all relate to the business of our wholly-owned subsidiary Hanger Prosthetic and Orthotics, Inc., of which he is President, and include business process and system initiatives, practitioner compensation system processes and business planning activities; in total, his objectives were achieved slightly above target. Finally, Mr. May's 2009 individual performance goals all relate to the business of our wholly-owned subsidiary Southern Prosthetic Supply, Inc., of which he is President, and include automation projects and activities, and business strategy development projects; in total, his objectives were achieved at slightly below target.

        We weighted the financial and individual performance measures of the annual incentive plan to reflect the focus of our strategic business plan. For 2009, the EBITDA measure carried the greatest weight. In determining the annual incentive payments to make to our named executive officers, the Committee may use discretion when assessing the individual's performance compared with the qualitative objectives established for the individual goals.

        After year end, we assess the attainment of the performance measures for the most recently completed year for the annual incentive program against both financial and individual goals. The final assessment of the year-end results is made in February at which time any payments are approved for payment by March 15th. In February 2010, we reviewed 2009 results related to corporate and individual performance. As a result, our named executive officers received payouts ranging from 97% to 119% of their respective targets.

        See the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for the annual incentive payments for the 2009 performance period as paid to each named executive officer on March 5, 2010.

        The target and maximum annual incentive awards for 2010 expressed as a percentage of base salary for our named executive officers are included in the below table. Our Committee sets these targets for annual incentives based on the Median of the annual incentives of our peer group and published survey data provided by our compensation consultant and discussed previously. There are no changes in these targets from the targets set for 2008. We will use the same performance measures as well for the 2010 annual incentive plan.

Incentive Awards Expressed as a Percentage of Base Salary	Target	Maximum
Ivan Sabel	80%	160%
Chairman
Thomas F. Kirk	80%	160%
President and Chief Executive Officer
George E. McHenry	50%	100%
Executive Vice President and Chief Financial Officer
Richmond L. Taylor	60%	125%
President and Chief Operating Officer, Hanger Prosthetics & Orthotics, Inc.
Ron May	50%	100%
President and Chief Operating Officer, Southern Prosthetic Supply, Inc.

Long-Term Incentive Compensation

        Long-term incentive compensation opportunities are provided to our named executive officers to encourage the executives' continued commitment to our Company by motivating and rewarding financial performance and stock price appreciation. Our Committee believes this is an important component of their pay which directly aligns the interests of our executives with the interests of our stockholders since amounts granted, earned and realized are dependent on actual stock price performance.

        When determining the value of individual grants, consistent with the other elements of our compensation program, our Committee considers the results of the periodic assessment of competitive market data described above. Every three to four years, our Committee reviews and considers this competitive market assessment to establish a value and a corresponding general range for the number of restricted shares to grant to our named executive officers. This assessment was most recently made during 2008. As with the other elements of our compensation program, our Committee targets the Median of competitive market data to set our long-term incentive awards with the potential to earn above the Median if the Company has exceptional performance. Our Committee also considers each individual's performance and contributions to the Company's performance as well as the contributions that are expected to be made in the future based on the executive's role. Our Committee approves all grants to named executive officers.

        Our Committee believes our methodology of targeting a value based on the Median and then determining the general range for the number of shares for long-term incentive grants every three to four years is appropriate. Our Committee's logic is that, by not automatically readjusting the general range for the number of shares granted annually, the fluctuating stock price will impact our executives in the same manner as it impacts our stockholders. For instance, if awards are recalibrated annually, a lower stock price could result in additional shares being granted to our named executive officers to achieve the same targeted value. Our Committee wants to avoid this unintended potential to reward poor stock performance as well as preclude the additional dilutive effect to stockholders. Likewise, our Committee perceives it to be a detriment to our executives if an increase in stock price due to above average performance results in fewer shares granted. By not recalibrating in the first year of the stock price increase, our executives are recognized for achieving stock price appreciation and are further encouraged to sustain the performance level achieved.

        Our Committee has transitioned from granting our executives long-term incentives in the form of stock options (the practice prior to 2003) to the use of restricted shares. Our decision to make this transition from stock options to restricted shares was based on the less dilutive effect of restricted shares to our shareholders, accounting rules requiring the expensing of stock options and the possibility of providing a disincentive to executives if the stock price decreases below the grant price.

        During 2007, our Committee granted a portion of each named executive officer's restricted share grant in time-based restricted shares and a portion in performance-based restricted shares. Our Committee continued this trend toward a greater emphasis on the use of performance-based restricted shares in 2008 by granting 67% of the shares as performance-based restricted shares and 33% as time-based restricted shares. Our Committee believes this increased emphasis provides the right level of challenge, incentive and reward for our executives. Our Committee expects to continue to make grants of both time-based and performance-based restricted shares in this ratio in 2010. No new grants of restricted shares were made to the named executive officers during 2009.

        The time-based restricted shares granted to our named executive officers vest 25% annually over 4 years on the anniversary of the grant date commencing on the first anniversary. The performance-based restricted shares are only granted if the Company achieves the EPS performance goal established at the time of the grant. The EPS goal for the 2008 grant was to achieve $0.91 per share for the 12 month period, running from October 2008 through September 2009. Our Committee created an additional incentive for the named executive officers if this EPS target was exceeded. Specifically, if the Company achieved an EPS goal of $0.96, then the named executive officers would receive 120% of their target awards. The actual EPS for the performance period was $1.01, resulting in the named executive officers receiving the maximum number of restricted shares under their grants. These shares vest over a four year period, commencing in November 2009, which is the first anniversary of the grant date.

        The awards are taxable income to the named executive officer when the award vests in the amount equal to the number of shares vested multiplied by our stock price on the vesting date. Also, on the vesting date, our Company generally receives a tax deduction in the same amount. The grants are valued as of the grant date for accounting purposes in accordance with FASB Accounting Standards Codification 718 ("ASC 718").

        Our Committee expects that it will make new grants during early 2010.

Other Pay Elements

General Employee Benefits

        Our Committee provides our executives, and all of our employees, with a benefits program which includes health, dental, disability and life insurance as well as a 401k savings plan with a Company match. This basic yet comprehensive approach provides our named executive officers with a broad umbrella of coverage.

Employment Agreements

        Our Company has entered into employment agreements with all of our named executive officers. The agreements provide for compensation and benefits such as:

  •
  Base salary,

  •
  Annual and long-term incentive opportunities,

  •
  Benefits that are provided to all of our employees who meet the eligibility requirements,

  •
  Various executive benefits such as a company-provided automobile,

  •
  Severance benefits, and

  •
  Change in control severance protection which may only be triggered upon a change in control and a material change in the terms of employment or responsibilities.

        Our Company currently provides no other special benefits not outlined in the agreements. Our Committee does not provide tax gross ups for executive benefits with the exception of excise taxes that may be imposed on the executive due to a change in control. We believe these employment agreements provide clarity as to the terms and conditions of employment as well as protect the Company's interests through the non-compete provisions. Further, we intend for the change of control benefits to provide some economic stability to our named executive officers to enable them to focus on the performance of their duties without undue concern over their personal circumstances if there is a potential change of control of our Company. The employment agreement of each named executive officer is described below.

Employment agreement with Mr. Ivan R. Sabel

        The employment and non-compete agreement, dated as of April 29, 1999, as amended to comply with Internal Revenue Code Section 409A, between Hanger and Ivan R. Sabel, who ceased to be CEO while continuing as Chairman effective March 1, 2008, had an initial five-year term which ended on April 28, 2004. Presently, the agreement automatically renews each year for successive one-year periods unless terminated by either party.

        The employment agreement entitles Mr. Sabel to certain perquisites that have been offered to him to complete his overall annual compensation package. As shown in the Summary Compensation Table, the value of these perquisites in 2009 was $62,072. These benefits include:

  •
  Taxable reimbursement for medical expenses not covered by the Company's Basic Group Health insurance;

  •
  Premiums for supplemental long-term disability insurance;

  •
  Premiums for long-term care insurance for Mr. Sabel and his spouse;

  •
  Premiums for supplemental life insurance equal to two times his salary;

  •
  A Company-provided automobile; and

  •
  Financial and tax planning services.

        Mr. Sabel is a participant in our Supplemental Executive Retirement Plan. Pursuant to the agreement, his benefit under this plan is equal to 90% of his final average base salary based on the three highest years of the last five years of his employment assuming normal retirement age of 65. See "Retirement Benefits" below for a description of our Supplemental Executive Retirement Plan.

        Mr. Sabel's employment agreement contains a severance provision which provides that upon the termination of his employment without cause, Mr. Sabel will receive severance compensation equal to 24 months of his base salary then in effect plus two years of his annual target bonus. Benefits continuation will be provided to Mr. Sabel for eighteen months following his termination. Mr. Sabel's employment agreement further provides that if his employment is terminated within two years after a change in control of the Company and the occurrence of a material diminution of his responsibilities, a reduction of his compensation or benefits, a relocation of his principal site of employment more than 25 miles from his then current location (unless by mutual agreement), or any material breach of his employment agreement by the Company, then within 90 days after the occurrence of any such triggering events, Mr. Sabel may resign and receive a continuation of his benefits for a period of 18 months and severance compensation equal to 24 months of base pay then in effect plus two years of his annual target bonus. If any excise, income and other taxes resulting from the imposition of parachute penalties of the Internal Revenue Code or applicable state tax law are imposed, Mr. Sabel will receive a payment for these taxes.

        In the event of his disability or death, Mr. Sabel or his estate, will receive a payment equal to two years of base salary and two years of target bonus payments, less any disability payments he would be eligible to receive.

        All restricted shares granted to Mr. Sabel will immediately vest on the date of his termination, if such termination is by reason of his death or disability, termination without cause, retirement upon or after age 65 or following a change in control.

        Mr. Sabel's employment agreement also contains non-compete provisions which provide that upon the termination of his employment, Mr. Sabel will not be able to engage in any business that is competitive with the Company anywhere in the continental United States and will be unable to solicit any of our employees or customers for a period of 24 months from the date of termination.

Employment agreement with Mr. Thomas F. Kirk

        The employment and non-compete agreement, dated January 2, 2002, as amended to comply with Internal Revenue Code Section 409A, between Hanger and Thomas F. Kirk, our President and Chief Executive Officer, provided for the continuation of his employment for a period of five years, which ended January 2, 2007. Presently, the agreement is automatically renewed for successive one-year terms unless terminated by either party.

        The employment agreement entitles Mr. Kirk to certain perquisites that were offered to him to complete his overall annual compensation package. As shown in the Summary Compensation Table, the value of these perquisites in 2009 was $19,081. These benefits included:

  •
  Premiums for supplemental long-term disability insurance;

  •
  Premiums for supplemental life insurance equal to two times his salary;

  •
  Eligibility for a Company-provided automobile; and

  •
  Financial and tax planning services.

        Mr. Kirk is a participant in our Supplemental Executive Retirement Plan. Pursuant to the agreement, his benefit under this plan is equal to 85% of his final average base salary based on the three highest years of the last five years of his employment assuming normal retirement age of 65.

        The change in control, severance and non-compete provisions of Mr. Kirk's agreement are similar to those contained in Mr. Sabel's agreement.

Employment agreement with Mr. George E. McHenry

        The employment and non-compete agreement between Hanger and George E. McHenry, Executive Vice President and Chief Financial Officer, dated August 1, 2001, as amended to comply with Internal Revenue Code Section 409A, provided for the continuation of his employment in those positions for a period of five years, through October 15, 2006. Presently, the agreement is automatically renewed for successive one-year terms unless terminated by either party.

        The employment agreement entitles Mr. McHenry to certain perquisites that have been offered to him to complete his overall annual compensation package. As shown in the Summary Compensation Table, the value of these perquisites in 2009 was $13,161. These benefits include:

  •
  Premiums for supplemental long-term disability insurance;

  •
  Premiums for supplemental life insurance equal to two times his salary; and

  •
  A Company-provided automobile.

        Mr. McHenry is a participant in our Supplemental Executive Retirement Plan. Pursuant to the agreement, his benefit under this plan is equal to 75% of his final average base salary based on the three highest years of the last five years of his employment assuming normal retirement age of 65.

        Mr. McHenry's employment agreement contains a severance provision which provides that upon the termination of his employment without cause, Mr. McHenry will receive severance compensation equal to 18 months of his base salary then in effect plus one and one-half years of his annual target bonus plus continuation of his benefits for a period of 18 months. Mr. McHenry's employment agreement further provides that if his employment is terminated within two years after a change in control of the Company and the occurrence of a material diminution of his responsibilities, a reduction of his compensation or benefits, a relocation of his principal site of employment more than 25 miles from his then current location (unless by mutual agreement), or any material breach of his employment agreement by the Company, then within 90 days after the occurrence of any such triggering events, Mr. McHenry may resign and receive a continuation of his benefits for a period of 18 months and severance compensation equal to 18 months of his base pay then in effect plus one and one-half years of his annual target bonus. Mr. McHenry will receive a payment equal to any excise, income and other taxes resulting from the imposition of parachute penalties of the Internal Revenue Code or applicable state tax law.

        In the event of his disability or death, Mr. McHenry or his estate will receive a payment equal to 18 months of base salary and 18 months of bonus payments, less any disability payments he would be eligible to receive.

        All restricted shares granted to Mr. McHenry will immediately vest on the date of his termination, if such termination is by reason of his death or disability, termination without cause, retirement upon or after age 65 or following a change of control.

        Mr. McHenry's agreement also contains non-compete and non-solicitation provisions that provide that upon the termination of his employment, he will be unable to engage in any business that is competitive with the Company anywhere in the continental United States and he will be unable to solicit any of the Company's employees or customers for a period of two years.

Employment agreement with Mr. Richmond L. Taylor

        The employment and non-compete agreement between Hanger and Richmond L. Taylor, Executive Vice President of the Company and Chief Operating Officer of the Company's patient-care subsidiary, as amended to comply with Internal Revenue Code Section 409A, was for a five-year term which ended

April 17, 2008. Thereafter, the agreement is automatically renewed for successive one-year terms until terminated by either party.

        The employment agreement entitles Mr. Taylor to certain perquisites that have been offered to him to complete his overall annual compensation package. As shown in the Summary Compensation Table, the value of these perquisites in 2009 was $13,587. These benefits include:

  •
  Premiums for supplemental long-term disability insurance;

  •
  Premiums for supplemental life insurance equal to two times his salary; and

  •
  A Company-provided automobile.

        Mr. Taylor is a participant in our Supplemental Executive Retirement Plan. Pursuant to the agreement, his benefit under this plan is equal to 80% of his final average base salary based on the three highest years of the last five years of his employment assuming normal retirement age of 65.

        The change in control, severance and non-compete provisions in Mr. Taylor's agreement are generally the same as those contained in Mr. McHenry's employment agreement, except that the non-compete provisions only apply for 18 months following termination of employment.

Employment agreement with Mr. Ronald N. May

        Mr. May entered into an annually renewing employment agreement with the Company dated as of October 14, 2004, which was amended to comply with Internal Revenue Code Section 409A.

        Mr. May receives certain perquisites that have been offered to him to complete his overall annual compensation package although not contractually required as a provision of his agreement. As shown in the Summary Compensation Table, the value of these perquisites in 2009 was $9,904. These benefits include:

  •
  Premiums for supplemental life insurance equal to one times his salary; and

  •
  A Company-provided automobile.

        Mr. May is a participant in our Supplemental Executive Retirement Plan. Pursuant to the agreement, his benefit under this plan is equal to 65% of his final average base salary based on the three highest years of the last five years of his employment assuming normal retirement age of 65.

        The change in control, severance and non-compete provisions in Mr. May's agreement are generally the same as those contained in Mr. McHenry's employment agreement.

Retirement Benefits

        Our named executive officers are eligible to participate in the Company's nonqualified Supplemental Executive Retirement Plan ("SERP"). This benefit is intended to encourage and reward the long-term commitment of our named executive officers to the Company.

        The SERP is a nonqualified, unfunded plan that provides retirement benefits for executive officers and key employees of the Company as designated by the Compensation Committee. The plan contains provisions to ensure its compliance with Internal Revenue Code Section 409A. An outline of the plan provisions is included in the narrative following the Pension Benefits table.

        The estimated present value of these benefits at age 65 for each of our named executive officers is shown in the Pension Benefits Table. The projected change (December 2009 versus December 2008) in the present value of this benefit is shown in the Summary Compensation Table.

Other Compensation-Related Policies

Securities Trading Policy

        Our Company has a policy that executive officers and directors may not purchase or sell our stock when they may be in possession of nonpublic material information. In addition, this policy provides that no director or officer may sell short or engage in transactions in put or call options relating to our securities.

Stock Ownership Guidelines

        Our Committee adopted formal stock ownership guidelines for the named executive officers and other key senior managers at the end of 2007. These guidelines require the executives to hold a multiple of their base salary in company shares. The Chairman and the CEO are required to hold 5 times their base salary; the other named executive officers are required to hold 3 times their base salary. Individuals who are within 5 years of normal retirement age may reduce their holdings to 50% of the requirement in order to diversify their holdings.

        All of the executives currently meet these requirements. Compliance will be monitored on an annual basis.

Compensation Recovery Policy

        Our Committee has instituted a policy that it will evaluate in appropriate circumstances whether to seek the reimbursement of certain compensation awards paid to an executive officer if such executive engages in activities that caused or partially caused a restatement of financial results. If circumstances warrant, we will seek to require an executive officer to reimburse the Company for certain portions of the executive officer's compensation for the relevant period, as provided by law.

Impact of Tax and Accounting Considerations

        Section 162(m) of the Internal Revenue Code provides that publicly-held companies may not deduct, in any taxable year, compensation in excess of $1 million paid to the CEO and the four other most highly compensated executive officers of the Company which is not "performance-based" as defined in that section. Previous measures taken ensure that whenever possible the performance-based compensation paid to our named executive officers is deductible under Section 162(m). However, our Committee retains the authority to exercise discretion in payments made to our named executive officers which under some circumstances may result in compensation not being deductible.

        Our Committee considers the impact of other tax provisions, such as Internal Revenue Code Section 409A's restrictions on deferred compensation, and attempts to structure compensation in a tax-efficient manner for both the named executive officers and for our Company.

        In adopting various executive compensation plans and packages as well as in making certain executive compensation decisions, particularly with respect to grants of equity-based long-term incentive awards, our Committee considers the accounting treatment and the anticipated financial statement impact of such decisions, as well as the anticipated dilutive impact to our shareholders.

Compensation Committee Report

        The Compensation Committee of the board of directors has reviewed and discussed the above Compensation Discussion & Analysis with management and, based on such review and discussion, has recommended to the board of directors that the Compensation Discussion & Analysis be included in the Company's proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2009.

Eric Green (Chair) Thomas P. Cooper, M.D. Peter Neff

 SUMMARY COMPENSATION TABLE

        The following table sets forth for each of the named executive officers: (i) the dollar value of base salary and bonus earned during the year indicated; (ii) the grant date fair value of stock and option awards granted in the years indicated; (iii) the dollar value of awards granted during the year under non-equity incentive plans; (iv) the change in the actuarial present value of the accumulated pension benefit during the year; (v) all other compensation for the year; and, finally, (vi) the dollar value of total compensation for the year.

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and NQDC Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
Ivan R. Sabel	2009	$605,000	0	$572,279	$1,431,884	$62,072	$2,671,235
Chairman of the Company	2008	$584,000	$1,778,622	$488,816	$1,018,351	$71,085	$3,940,874
	2007	$563,000	$1,474,050	$477,015	$657,449	$61,079	$3,232,593
Thomas F. Kirk	2009	$605,000	0	$575,909	$1,335,249	$19,081	$2,535,239
President and Chief Executive	2008	$580,000	$1,778,622	$491,871	$897,949	$7,530	$3,755,972
Officer of the Company	2007	$479,000	$1,141,200	$377,784	$524,117	$48,615	$2,570,716
George E. McHenry	2009	$313,250	0	$185,193	$217,286	$13,161	$728,890
Executive Vice President and	2008	$302,000	$374,447	$160,070	$128,804	$13,519	$978,840
Chief Financial Officer of the	2007	$292,000	$380,400	$151,342	$80,162	$13,501	$917,405
Company
Richmond L. Taylor	2009	$390,600	0	$278,864	$479,079	$13,587	$1,162,130
Executive Vice President of	2008	$377,000	$411,891	$236,978	$309,676	$11,375	$1,346,920
the Company and Chief	2007	$363,500	$427,950	$230,988	$202,637	$12,475	$1,237,550
Operating Officer of Hanger
Prosthetics & Orthotics, Inc.
and HPO, Inc.
Ronald N. May	2009	$280,000	0	$135,916	$344,519	$9,904	$770,339
President and Chief Operating	2008	$250,000	$280,825	$149,396	$237,280	$12,318	$929,819
Officer of Southern Prosthetic	2007	$240,000	$285,300	$149,124	$169,222	$11,923	$855,569
Supply, Inc.

(1)
All shares of restricted stock vest 25% per year, commencing one year after the date of issuance. The amount reported in this column represents the aggregate grant date fair value of all rewards granted during each calendar year. Awards subject to performance are reported based on actual performance achievement for 2008 and 2007.

(2)
With respect to 2009, the annual incentives were paid on March 5, 2010 and related to 2009 performance.

(3)
The above amounts represent the change in actuarial present value of the accumulated pension benefit for each named executive officer under the Supplemental Executive Retirement Plan (SERP). Details of the SERP are described after the Pension Benefits table below and in the Compensation Discussion and Analysis section.

(4)
For Mr. Sabel, this total includes: tax preparation reimbursement ($1,450), taxable reimbursements for qualified medical expenses not covered under the Company's basic Group Health Insurance Program ($32,501), non-business related automobile expenses ($12,638), premiums for additional life and disability insurance ($11,073), and Company contributions to the Company's defined contribution plan ($4,410). For Mr. Kirk, this total includes: tax preparation reimbursement ($8,224), premiums for additional life insurance ($6,447), and Company contributions to the Company's defined contribution plan ($4,410). For Messrs. McHenry, Taylor and May, these totals are for: non-business related automobile expenses, premiums for additional life insurance, and Company contributions to the defined contribution plan.

 GRANTS OF PLAN-BASED AWARDS

        The following table sets forth information regarding all incentive plan awards that were granted to the named executive officers during 2009, including incentive plan awards (equity-based and non-equity based) and other plan-based awards. Disclosure on a separate line item is provided for each grant of an award made to a named executive officer during the year. Non-equity incentive plan awards are awards that are not subject to ASC 718 and are intended to serve as an incentive for performance to occur over a specified period.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Full Grant Date Fair Value of Stock or Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ivan R. Sabel	01/01/2009	$0	$484,000	$968,000	—	—	—	—	—
Thomas F. Kirk	01/01/2009	$0	$484,000	$968,000	—	—	—	—	—
George E. McHenry	01/01/2009	$0	$156,625	$313,250	—	—	—	—	—
Richmond L. Taylor	01/01/2009	$0	$234,360	$488,250	—	—	—	—	—
Ronald N. May	01/01/2009	$0	$140,000	$280,000	—	—	—	—	—

Explanatory Notes for Columns:

  (1)
  Terms of compensation under the Non-Equity Incentive Plan are discussed in detail in the Compensation Discussion and Analysis section.

  (2)
  No equity awards were granted to our named executive officers in 2009.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table sets forth information on outstanding option and stock awards held by the named executive officers at December 31, 2009, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option, and the number and market value of shares of restricted stock that have not vested.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ivan R. Sabel	7,027			$14.23	5/29/2012
Ivan R. Sabel	92,973			$14.23	5/29/2012
Ivan R. Sabel	90,000			$13.80	7/31/2013
Ivan R. Sabel(1)						23,513	$325,185
Ivan R. Sabel(2)								57,285	$792,252
Ivan R. Sabel(3)						38,750	$535,913
Ivan R. Sabel(4)						38,750	$535,913
Ivan R. Sabel(5)						35,000	$484,050
Thomas F. Kirk	350,000			$6.02	1/1/2012
Thomas F. Kirk	100,000			$13.50	1/1/2013
Thomas F. Kirk	100,000			$15.67	1/1/2014
Thomas F. Kirk	100,000			$8.08	1/1/2015
Thomas F. Kirk(1)						23,513	$325,185
Thomas F. Kirk(2)								57,285	$792,252
Thomas F. Kirk(3)						30,000	$414,900
Thomas F. Kirk(4)						30,000	$414,900
Thomas F. Kirk(5)						27,500	$380,325
George E. McHenry	56,000			$5.50	10/14/2011
George E. McHenry	17,919			$16.74	10/14/2012
George E. McHenry	57,081			$16.74	10/14/2012
George E. McHenry	40,000			$13.80	7/31/2013
George E. McHenry(1)						4,950	$68,459
George E. McHenry(2)								12,060	$166,790
George E. McHenry(3)						10,000	$138,300
George E. McHenry(4)						10,000	$138,300
George E. McHenry(5)						8,750	$121,013
Richmond L. Taylor	7,573			$14.23	5/29/2012
Richmond L. Taylor	39,093			$14.23	5/29/2012
Richmond L. Taylor	25,000			$13.80	7/31/2013
Richmond L. Taylor(1)						5,445	$75,304
Richmond L. Taylor(2)								13,266	$183,469
Richmond L. Taylor(3)						11,250	$155,588
Richmond L. Taylor(4)						11,250	$155,588
Richmond L. Taylor(5)						10,000	$138,300
Ronald N. May	8,000			$16.75	9/16/2012
Ronald N. May(1)						3,713	$51,351
Ronald N. May(2)								9,045	$125,092
Ronald N. May(3)						7,500	$103,725
Ronald N. May(4)						7,500	$103,725
Ronald N. May(5)						6,250	$86,438

(1)
These time based Restricted Stock Awards were granted on November 13, 2008 and vest 25% annually.

(2)
These performance based Restricted Stock Awards (conditions discussed in the Compensation Discussion & Analysis section earlier in this proxy statement) were granted on November 13, 2008 and vest 25% annually as the performance targets were achieved.

(3)
These time based Restricted Stock Awards were granted on August 9, 2007 and vest 25% annually.

(4)
These performance based Restricted Stock Awards were granted on August 9, 2007 and vest 25% annually as the performance targets were achieved.

(5)
These time based Restricted Stock Awards were granted on June 12, 2006 and vest 25% annually.

(6)
The market value of stock reported was computed by multiplying the closing market price of the stock on December 31, 2009 ($13.83) by the number of unvested restricted shares of stock.

OPTION EXERCISES AND STOCK VESTED

        The following table sets forth information regarding stock options exercised and restricted stock vested during 2009 for each of the named executive officers on an aggregated basis:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)
Ivan R. Sabel	194,021	$773,449	119,432	$1,650,644
Thomas F. Kirk	—	—	84,432	$1,180,482
George E. McHenry	—	—	31,920	$438,610
Richmond L. Taylor	23,333	$270,700	32,487	$450,240
Ronald N. May	—	—	20,502	$284,779

(1)
The value realized on exercise of options during 2009 was calculated by multiplying the number of options exercised by the difference between the market price of our common stock on the exercise date and the exercise price of the options (market price on the date of grant).

(2)
The value of restricted shares was calculated by multiplying the number of shares vesting by the market price on the date of vesting.

 PENSION BENEFITS

        The following table sets forth the actuarial present value of each named executive officer's accumulated benefit under our defined benefit plan, assuming benefits are paid at normal retirement age based on current levels of compensation. The table also shows the number of years of credited service under each such plan, computed as of the same pension plan measurement date used in the Company's audited financial statements for the year ended December 31, 2009.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Ivan R. Sabel	SERP	6.00	$5,132,055	0
Thomas F. Kirk	SERP	6.00	$4,215,312	0
George E. McHenry	SERP	6.00	$694,091	0
Richmond L. Taylor	SERP	6.00	$1,629,293	0
Ronald N. May	SERP	6.00	$1,195,110	0

        The Supplemental Executive Retirement Plan (SERP) is a nonqualified, unfunded plan that provides retirement benefits for executive officers; it contains provisions to ensure its compliance with Internal Revenue Code Section 409A.

        Benefits accrue pro rata over the number of years (not to exceed 20) from a participant's initial coverage by the SERP until the participant reaches the age of 65. The SERP was implemented in January 2004; credited service for the benefit accrual started at that time. As a result, each of the participants has six years of credited service under the plan.

        The SERP benefit is determined by the benefit percentage assigned by the Compensation Committee to an executive and is not primarily determined on the basis of average base compensation and years of service. The current benefit percentage for each named executive officer is: Ivan Sabel—90%; Thomas Kirk—85%; George McHenry—75%; Richmond Taylor—80%; Ronald May—65%.

        Vesting is at the rate of 20% per year of employment with the Company. All named executive officers are fully vested.

        The present value of the accumulated benefit was determined using the following assumptions, which are the same as used for financial reporting, except where noted:

  •
  Measurement date: 12/31/2009 (12/31/08 for amounts calculated to determine year-over-year increase in actuarial present values)

  •
  Fiscal year end: 12/31/2009

  •
  Discount rate: 5.50% (6.25% for present values calculated as of 12/31/2008)

  •
  Mortality table (pre-retirement): None*

  •
  Mortality table (post-retirement): Not applicable

  •
  Normal retirement age for SERP: Age 65

  •
  Withdrawal rates: None*

  •
  Retirement rates: None prior to normal retirement age, 100% at normal retirement date*

  •
  Accumulated benefit is calculated based on retirement percentage, credited service and pay as of the respective measurement dates.

  •
  Present value is the present value of 15 years certain annuity payable at normal retirement date.

*
Assumes executive will not terminate, become disabled, die or retire prior to normal retirement age.

        The SERP benefit, once calculated, is paid out annually for a 15 year period, commencing after a participant's retirement at age 65 from the Company, with no social security reduction or other offset. Upon the death of a participant, any unpaid vested benefits will be paid to the designated beneficiary of the participant. If a participant retires from the Company before reaching the age of 65, then the benefits of such participant under the SERP will be subject to a reduction for early commencement.

        Upon the occurrence of a change in control of the Company, as defined in the SERP, all actively employed participants will be deemed to be 100% vested and the vested, accrued benefit will be funded via a Rabbi Trust in an amount equal to the present value of the accrued benefits. Periodic payments may be made to the trust so the trust's assets continue to equal the present value of the accrued benefits. The trust is subject to the Company's creditors' claims in the event of the Company's insolvency.

 TERMINATION AND CHANGE OF CONTROL PROVISIONS

        The following table sets forth potential payments upon any termination of employment, including resignation, other types of separation or retirement of the named executive officer or change in control of the Company, assuming the triggering event took place on December 31, 2009 (i.e., the last business day of the Company's last completed fiscal year) and the price per share of the Company's common stock was $13.83, which was the closing market price as of that date. To the extent that the form and amount of any payment or benefit that would be provided in connection with any triggering event is fully disclosed in the foregoing Pension Benefits table, footnote reference is made to that disclosure. All of the options held by each of the named executive officers were exercisable as of December 31, 2009. Therefore, they may be exercised at any time and are thus not triggered by a termination event and are not included in the termination scenarios. Details of any current options held by our named executive officers are shown in the Outstanding Equity Awards at Fiscal Year End table.

        As discussed in our Compensation Discussion and Analysis section, our Company has entered into employment and non-compete agreements with each of our named executive officers. The agreements provide for compensation and benefits in the termination and change in control scenarios discussed in the tables below.

Ivan R. Sabel

	Voluntary Termination & Involuntary Termination For Cause	Retirement	Involuntary Termination Without Cause or Change in Conditions	Change in Control	Death	Disability
Death Benefit (including life insurance)(1)	$0	$0	$0	$0	$3,388,000	$0
Severance Payments(2)	$0	$0	$2,178,000	$2,178,000	$0	$1,397,616
Restricted Stock (Unvested and Accelerated)(3)	$0	$2,673,311	$2,673,311	$2,673,311	$2,673,311	$2,673,311
SERP Benefit(4)	$0	$0	$316,126	$316,126	$0	$316,126
Benefits Continuation(5)	$0	$0	$47,797	$47,797	$0	$0
Excise Tax Gross-Up(6)	$0	$0	$0	$0	$0	$0

(1)
The death benefit includes a payment equal to two times base salary and target bonus (funded by key man life insurance) and a supplemental life insurance benefit equal to 2 times base salary. Mr. Sabel is also eligible for the Company's standard life insurance benefit.

(2)
The severance benefit is equal to two times base salary and target bonus. In the event of permanent and total disability, this severance benefit is offset by disability insurance coverage.

(3)
This calculation is based on the accelerated vesting of all earned but unvested restricted shares of stock, as shown on the Outstanding Equity Awards at Fiscal Year-End table.

(4)
This amount reflects the present value of the additional benefit which would accrue based on providing additional credited service for the duration of any severance period. This is in addition to the present value of the SERP benefit as of December 31, 2009 as shown in the Pension Benefits table.

(5)
This amount represents the cost of providing the continuation of certain benefits (e.g., health insurance, life and disability insurance, financial planning).

(6)
Based on an estimated calculation, Mr. Sabel's separation payments upon termination following a change in control would not trigger an excise tax payment in accordance with Internal Revenue Service Code Section 280G.

Thomas F. Kirk

	Voluntary Termination & Involuntary Termination For Cause	Retirement	Involuntary Termination Without Cause or Change in Conditions	Change in Control	Death	Disability
Death Benefit (including life insurance)(1)	$0	$0	$0	$0	$3,388,000	$0
Severance Payments(2)	$0	$0	$2,178,000	$2,178,000	$0	$1,578,000
Restricted Stock (Unvested and Accelerated)(3)	$0	$2,327,561	$2,327,561	$2,327,561	$2,327,561	$2,327,561
SERP Benefit(4)	$0	$0	$671,745	$671,745	$0	$671,745
Benefits Continuation(5)	$0	$0	$36,411	$36,411	$0	$0
Excise Tax Gross-Up(6)	$0	$0	$0	$337,866	$0	$0

(1)
The death benefit includes a payment equal to two times base salary and target bonus (funded by key man life insurance) and a supplemental life insurance benefit equal to 2 times base salary. Mr. Kirk is also eligible for the Company's standard life insurance benefit.

(2)
The severance benefit is equal to two times base salary and target bonus. In the event of permanent and total disability, this severance benefit is offset by disability insurance coverage.

(3)
This calculation is based on the accelerated vesting of all earned but unvested restricted shares of stock, as shown on the Outstanding Equity Awards at Fiscal Year-End table.

(4)
This amount reflects the present value of the additional benefit which would accrue based on providing additional credited service for the duration of any severance period. This is in addition to the present value of the SERP benefit as of December 31, 2009 as shown in the Pension Benefits table.

(5)
This amount represents the cost of providing the continuation of certain benefits (e.g., health insurance, life and disability insurance, financial planning).

(6)
This number represents the gross-up payment to be paid by the Company to cover the estimated amount of excise tax calculated in accordance with Internal Revenue Service Code Section 280G. For purposes of the Section 280G calculation, it is assumed that, for proxy statement purposes, no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to any non-competition agreement.

George E. McHenry

	Voluntary Termination & Involuntary Termination For Cause	Retirement	Involuntary Termination Without Cause or Change in Conditions	Change in Control	Death	Disability
Death Benefit (including life insurance)(1)	$0	$0	$0	$0	$1,331,313	$0
Severance Payments(2)	$0	$0	$704,812	$704,812	$0	$393,548
Restricted Stock (Unvested and Accelerated)(3)	$0	$632,861	$632,861	$632,861	$632,861	$632,861
SERP Benefit(4)	$0	$0	$230,938	$230,938	$0	$230,938
Benefits Continuation(5)	$0	$0	$31,487	$31,487	$0	$0
Excise Tax Gross-Up(6)	$0	$0	$0	$0	$0	$0

(1)
The death benefit includes a payment equal to 1.5 times base salary and target bonus (funded by key man life insurance) and a supplemental life insurance benefit equal to 2 times base salary. Mr. McHenry is also eligible for the Company's standard life insurance benefit.

(2)
The severance benefit is equal to 1.5 times base salary and target bonus. In the event of permanent and total disability, this severance benefit is offset by disability insurance coverage.

(3)
This calculation is based on the accelerated vesting of all earned but unvested restricted shares of stock, as shown on the Outstanding Equity Awards at Fiscal Year-End table.

(4)
This amount reflects the present value of the additional benefit which would accrue based on providing additional credited service for the duration of any severance period. This is in addition to the present value of the SERP benefit as of December 31, 2009 as shown in the Pension Benefits table.

(5)
This amount represents the cost of providing the continuation of certain benefits (e.g., health insurance, life and disability insurance).

(6)
Based on an estimated calculation, Mr. McHenry's separation payments upon termination following a change in control would not trigger an excise tax payment in accordance with Internal Revenue Service Code Section 280G.

Richmond L. Taylor

	Voluntary Termination & Involuntary Termination For Cause	Retirement	Involuntary Termination Without Cause or Change in Conditions	Change in Control	Death	Disability
Death Benefit (including life insurance)(1)	$0	$0	$0	$0	$1,718,640	$0
Severance Payments(2)	$0	$0	$937,440	$937,440	$0	$549,360
Restricted Stock (Unvested and Accelerated)(3)	$0	$708,248	$708,248	$708,248	$708,248	$708,248
SERP Benefit(4)	$0	$0	$502,852	$502,852	$0	$502,852
Benefits Continuation(5)	$0	$0	$34,896	$34,896	$0	$0
Excise Tax Gross-Up(6)	$0	$0	$0	$0	$0	$0

(1)
The death benefit includes a payment equal to 1.5 times base salary and target bonus (funded by key man life insurance) and a supplemental life insurance benefit equal to 2 times base salary. Mr. Taylor is also eligible for the Company's standard life insurance benefit.

(2)
The severance benefit is equal to 1.5 times base salary and target bonus. In the event of permanent and total disability, this severance benefit is offset by disability insurance coverage.

(3)
This calculation is based on the accelerated vesting of all earned but unvested restricted shares of stock, as shown on the Outstanding Equity Awards at Fiscal Year-End table.

(4)
This amount reflects the present value of the additional benefit which would accrue based on providing additional credited service for the duration of any severance period. This is in addition to the present value of the SERP benefit as of December 31, 2009 as shown in the Pension Benefits table.

(5)
This amount represents the cost of providing the continuation of certain benefits (e.g., health insurance, life and disability insurance).

(6)
Based on an estimated calculation, Mr. Taylor's separation payments upon termination following a change in control would not trigger an excise tax payment in accordance with Internal Revenue Service Code Section 280G.

Ronald N. May

	Voluntary Termination & Involuntary Termination For Cause	Retirement	Involuntary Termination Without Cause or Change in Conditions	Change in Control	Death	Disability
Death Benefit (including life insurance)(1)	$0	$0	$0	$0	$910,000	$0
Severance Payments(2)	$0	$0	$630,000	$630,000	$0	$378,000
Restricted Stock (Unvested and Accelerated)(3)	$0	$470,331	$470,331	$470,331	$470,331	$470,331
SERP Benefit(4)	$0	$0	$354,653	$354,653	$0	$354,653
Benefits Continuation(5)	$0	$0	$22,479	$22,479	$0	$0
Excise Tax Gross-Up(6)	$0	$0	$0	$0	$0	$0

(1)
The death benefit includes a payment equal to 1.5 times base salary and target bonus (funded by key man life insurance) and a supplemental life insurance benefit equal to 1 times base salary. Mr. May is also eligible for the Company's standard life insurance benefit.

(2)
The severance benefit is equal to 1.5 times base salary and target bonus. In the event of permanent and total disability, this severance benefit is offset by disability insurance coverage.

(3)
This calculation is based on the accelerated vesting of all earned but unvested restricted shares of stock, as shown on the Outstanding Equity Awards at Fiscal Year-End table.

(4)
This amount reflects the present value of the additional benefit which would accrue based on providing additional credited service for the duration of any severance period. This is in addition to the present value of the SERP benefit as of December 31, 2009 as shown in the Pension Benefits table.

(5)
This amount represents the cost of providing the continuation of certain benefits (e.g., health insurance, life and disability insurance).

(6)
Based on an estimated calculation, Mr. May's separation payments upon termination following a change in control would not trigger an excise tax payment in accordance with Internal Revenue Service Code Section 280G.

 DIRECTOR COMPENSATION

        The compensation structure for non-employee directors includes the following:

  •
  An annual cash retainer of $30,000 paid in four equal installments. The director has the option to choose to receive the retainer in the form of shares of restricted stock granted under the 2003 Non-Employee Director Stock Plan. If the director chooses to receive the restricted stock in lieu of cash payments, then the value of the restricted stock received is 110% of the cash retainer value. These shares of restricted stock have a 3-year vesting cycle (1/3 per year).

  •
  An annual grant of 8,500 shares of restricted stock. These shares have a 3-year vesting cycle (1/3 per year).

  •
  A $1,500 honorarium for Board meetings attended in person, a $1,000 honorarium for Board meetings attended via conference call and a $1,000 honorarium for any Committee meeting, whether attended in person or via conference call.

  •
  A $7,500 cash retainer for the chairpersons of the Audit and Compensation Committees and a $5,000 cash retainer for the chairpersons of the Corporate Governance & Nominating and Quality & Technology Committees, paid at the same time as the first installment of the annual cash retainer. These payments will be adjusted to $15,000 and $10,000, respectively, in 2010.

  •
  A substantial target for stock ownership by each director, in a pre-determined timeframe, has been established. Each director is expected to own $150,000 of Hanger stock by the later of the end of 2010 or within three years of joining the Board.

        The Lead Director (Dr. Thomas Cooper) also received an additional $7,500 cash retainer and 2,000 shares of restricted stock. This will be adjusted to a $10,000 cash retainer in 2010.

        The following table sets forth information regarding the compensation received by each of the Company's non-employee directors during the year ended December 31, 2009.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Cynthia L. Feldmann	$37,500	$119,000	—	$156,500
Eric A. Green	$22,000	$152,000	—	$174,000
Isaac Kaufman	$17,000	$152,000	—	$169,000
Edmond Charrette(4)	$3,500	$0	—	$3,500
Thomas Cooper	$58,000	$147,000	—	$205,000
H.E. Thranhardt	$42,500	$119,000	—	$161,500
Bennett Rosenthal	$35,500	$119,000	—	$200,768
Peter Neff	$20,000	$152,000	—	$172,000

(1)
Amounts shown include all fees earned or paid in cash for services as a director, including annual retainer fees, committee and/or chairmanship fees, and meeting fees.

(2)
Amounts shown include the value of any annual cash retainer that has been converted into restricted shares, which value is 110% of the $30,000 cash retainer fee. The restricted shares had a grant date fair value of $14.00 based on the May 18, 2009 closing price of our common stock, which applies to both the annual grant of 8,500 shares of restricted stock as well as the shares granted in lieu of a cash retainer. The amount reported in this column represents the aggregate grant date fair value of all restricted stock awards granted to each director during the 2009 calendar year as calculated in accordance with ASC 718.

  Aggregate number of unvested restricted shares as of December 31, 2009 for each director is as follows:

Name	Aggregate Number of Unvested Restricted Shares as of 12/31/2009
Cynthia L. Feldmann	17,001
Eric A. Green	22,071
Isaac Kaufman	22,071
Edmond Charrette	—
Thomas Cooper	21,000
H.E. Thranhardt	17,001
Bennett Rosenthal	17,001
Peter Neff	12,982
(3)
No stock options were awarded to any directors during the 2009 calendar year. The aggregate number of option awards outstanding as of December 31, 2009 for each director is as follows:

Name	Aggregate Number of Option Awards Outstanding as of 12/31/2009
Cynthia L. Feldmann	9,404
Eric A. Green	18,855
Isaac Kaufman	7,069
Edmond Charrette	15,373
Thomas Cooper	23,855
H.E. Thranhardt	20,908
Bennett Rosenthal	—
Peter Neff	—
(4)
Mr. Charrette resigned as a director on February 6, 2009.

AUDIT COMMITTEE REPORT

        The Audit Committee (the "Committee") of the Company's Board of Directors, which currently consists of Isaac Kaufman (Chair), Eric Green and Thomas Cooper, was formed in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, and is governed by its charter, a copy of which is available on the Company's website, www.hanger.com. All the members of the Committee are "independent" under the rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange, which means that they do not receive any consulting, advisory or other compensatory fee from the Company other than board or committee fees, they are not "affiliated persons" of the Company and they have no relationship to the Company that may interfere with the exercise of their independence from management of the Company. Furthermore, each Committee member is deemed by the Board of Directors to be financially literate and at least one member has accounting or related financial management expertise, as called for by New York Stock Exchange listing standards. The Board of Directors has determined that Isaac Kaufman is considered to be an "audit committee financial expert" within the meaning of the rules of the Securities and Exchange Commission.

        The Committee reviewed and discussed the Company's audited financial statements for the year ended December 31, 2009 with management of the Company. The Committee has also discussed with the Company's independent auditing firm, PricewaterhouseCoopers ("PwC"), the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional

Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        In addition, the Committee received from PwC the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Committee concerning independence, and discussed PwC's independence with PwC.

        Based on the above-referenced review and discussions, the Committee recommended to the Board of Directors that the financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission.

        The following describes the Committee's policies and procedures regarding pre-approval of the engagement of the Company's independent auditor to perform audit as well as permissible non-audit services for the Company. For audit services, the independent auditor will provide the Committee with an engagement letter during the second calendar quarter of each year outlining the scope and cost of the audit services proposed to be performed in connection with the audit of the current fiscal year. If agreed to by the Committee, the engagement letter will be formally accepted by the Audit Committee at a Committee meeting held as practicably as possible following receipt of the engagement letter and fee estimate.

        For non-audit services, Company management may submit to the Committee for approval the list of non-audit services that it recommends the Committee allow the Company to engage the independent auditor to provide for the fiscal year. The list of services must be detailed as to the particular service and may not call for broad categorical approvals. Company management and the independent auditor will each confirm to the Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year may be provided. The Committee will consider for approval both the list of permissible non-audit services and the budget for such services. The Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

        To ensure prompt handling of unexpected matters, the Committee delegates to its Chairperson the authority to approve the auditor's engagement for non-audit services with fees of up to $50,000, and to amend or modify the list of approved permissible non-audit services and fees of up to $50,000. The Chairperson will report any action taken pursuant to this delegation to the Committee at its next Committee meeting.

        All audit and non-audit services provided to the Company are required to be pre-approved by the Committee. The Chief Financial Officer of the Company will be responsible for tracking all independent auditor fees against the budget for such services and report at least annually to the Committee.

Audit Committee of the Board of Directors:
Isaac Kaufman, Chair Eric Green Thomas Cooper

Audit and Non-Audit Fees

Audit Fees

        The aggregate fees billed by PricewaterhouseCoopers LLP for each of the last two fiscal years for professional services rendered for audit services totaled $1,465,000 in 2009 and $1,771,231 in 2008, including fees associated with the audit of the Company's annual financial statements, the audit of the Company's internal control over financial reporting and the review of financial statements included in the Company's Quarterly Reports on Form 10-Q. In addition, 2009 fees included procedures performed related to supplementary information and a SEC comment letter, and 2008 fees included comfort letter procedures completed related to the registration on Form S-3 of common shares.

Audit-Related Fees

        The aggregate fees billed by PricewaterhouseCoopers LLP for each of the last two fiscal years for assurance and related services reasonably related to the performance of audit or review of the Company's financial statements other than those reported in the foregoing "Audit Fees" subsection were $94,250 in 2009 and $55,300 in 2008. In 2009 and 2008, such fees related to the employee benefit plan audit and certain agreed upon procedures.

Tax Fees

        PricewaterhouseCoopers LLP in each of the last two fiscal years was not engaged to supply any professional services for tax compliance, tax advice and tax planning.

All Other Fees

        PricewaterhouseCoopers LLP was not engaged by the Company in either of the last two fiscal years for any products and services other than those reported in the foregoing subsections.

Attendance at Annual Meeting

        Representatives of Pricewaterhouse Coopers LLP are expected to attend the 2010 Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

 PRINCIPAL STOCKHOLDERS

        As of March 19, 2010, Hanger had a total of 31,902,416 shares of common stock issued and outstanding. The following table sets forth the number of shares of capital stock beneficially owned as of March 19, 2010 by: (i) each director and nominee for director of Hanger, (ii) each of the above-listed named executive officers; (iii) all directors, nominees and executive officers of Hanger as a group; and (iv) each person known by Hanger to be the beneficial owner of 5% or more of such class of securities.

Directors and Officers:	Number of Shares of Common Stock(1)	Percent of Outstanding Common Stock(1)
Ivan R. Sabel, CPO(2)	344,300	1.1%
Thomas F. Kirk(3)	799,212	2.5%
Thomas P. Cooper, M.D.(4)	38,322	*
Cynthia L. Feldmann(5)	49,232	*
Eric Green(6)	42,441	*
Stephen E. Hare(7)	1,500	*
Isaac Kaufman(8)	25,835	*
Peter J. Neff(9)	4,327	*
Bennett Rosenthal(10)	18,415	*
H.E. Thranhardt, CPO(11)	388,405	1.2%
George E. McHenry(12)	194,055	*
Richmond L. Taylor(13)	89,328	*
Ronald N. May(14)	8,000	*
All directors, nominees and officers as a group (20 persons)(15)	2,077,944	6.3%
5% Stockholders:
Ares Corporate Opportunities Fund, L.P.(16)	5,029,980	15.8%
Blackrock, Inc.(17)	2,143,654	6.7%
FMR LLC(18)	4,745,796	14.9%

*
Less than 1%

(1)
Assumes in the case of each stockholder listed above that all options exercisable within 60 days and all shares of restricted stock vesting within 60 days were exercised or vested, as applicable, and the related shares were owned by such stockholder. With respect to each company listed above, the amounts represent the number of shares beneficially owned, as disclosed in company reports regarding beneficial ownership filed with the Securities and Exchange Commission.

(2)
Includes 152,100 shares owned directly by Mr. Sabel, 190,000 shares subject to exercisable options to purchase shares from the Company, 1,100 shares held in Mr. Sabel's IRA, and 1,100 shares held in his spouse's IRA. Does not include 193,298 shares subject to unvested restricted stock.

(3)
Includes 149,212 shares owned directly by Mr. Kirk and his spouse in a joint account, over which Mr. Kirk and his spouse exercise shared voting power, and 650,000 shares subject to exercisable options to purchase shares from the Company. Does not include 168,298 shares subject to unvested restricted stock.

(4)
Includes 14,467 shares owned directly by Mr. Cooper, and 23,855 shares subject to exercisable options to purchase shares from the Company. Does not include 10,500 shares subject to unvested restricted stock units and 21,000 shares subject to vested restricted stock units, in both cases that Mr. Cooper has elected to defer. Such deferred restricted stock units will be delivered to Mr. Cooper in the form of whole shares of common stock on or about the fifth anniversary of the annual meeting date set forth on the election form for the year of issuance of the restricted stock units.

(5)
Includes 31,328 shares owned directly by Ms. Feldmann, 9,404 shares subject to exercisable options to purchase shares from the Company, and 8,500 shares subject to unvested restricted stock that will become vested within 60 days. Does not include 8,501 shares subject to unvested restricted stock.

(6)
Includes 23,586 shares owned directly by Mr. Green, and 18,855 shares subject to exercisable options to purchase shares from the Company. Does not include 10,945 shares subject to unvested restricted stock units and 22,433 shares subject to vested restricted stock units, in both cases that Mr. Greene has elected to defer. Such deferred restricted stock units will be delivered to Mr. Green in the form of whole shares of common stock either: (i) on or about January 15th of the year following the calendar year in which Mr. Green's service as a director terminates or (ii) on or about the fifth anniversary of the annual meeting date set forth on the election form for the year of issuance of the restricted stock units, as applicable.

(7)
Comprised of 1,500 shares owned directly by Mr. Hare.

(8)
Includes 18,766 shares owned directly by Mr. Kaufman, and 7,069 shares subject to exercisable options to purchase shares from the Company. Does not include 10,945 shares subject to unvested restricted stock units and 22,433 shares subject to vested restricted stock units, in both cases that Mr. Kaufman has elected to defer. Such deferred restricted stock units will be delivered to Mr. Kaufman on or about January 15th of the year following the calendar year in which Mr. Kaufman's service as a director terminates.

(9)
Includes 708 shares owned directly by Mr. Neff, and 3,619 shares subject to unvested restricted stock that will become vested within 60 days. Does not include 8,655 shares subject to unvested restricted stock.

(10)
Includes 12,749 shares held by Mr. Rosenthal, and 5,666 shares subject to unvested restricted stock that will become vested within 60 days. Does not include 8,501 shares subject to unvested restricted stock. Also does not include 8,500 shares subject to vested restricted stock units that Mr. Rosenthal has elected to defer. Such deferred restricted stock units will be delivered in the form of whole shares of common stock on or about January 15th of the year following the calendar year in which Mr. Rosenthal's service as a director terminates. All of these securities are held by Mr. Rosenthal for the benefit of Ares Management LLC ("Ares") and certain funds managed by or affiliated with Ares (together with Ares, the "Ares Entities"). Mr. Rosenthal is associated with Ares and certain of the other Ares Entities as described below. Pursuant to the policies of the Ares Entities, Mr. Rosenthal must hold these securities as a nominee for the sole benefit of the Ares Entities and has assigned to Ares all economic, pecuniary and voting rights in respect of these securities. Mr. Rosenthal disclaims beneficial ownership of these securities held by him for the benefit of the Ares Entities, except to the extent of any pecuniary interest therein.

Mr. Rosenthal is a Senior Partner in the Private Equity Group of Ares, an alternative asset management firm, and is a member of Ares Partners Management LLC, both of which indirectly control Ares Corporate Opportunity Fund, L.P. ("ACOF"), a record holder of the Company's common stock. Mr. Rosenthal disclaims beneficial ownership of the shares owned by ACOF, except to the extent of any pecuniary interest therein.

(11)
Includes 257,548 shares owned directly by Mr. Thranhardt, 20,908 shares subject to exercisable options to purchase shares from the Company, 17,001 shares subject to unvested restricted stock that will become vested within 60 days, 35,543 shares owned indirectly by him as trustee for members of his family, and 57,405 shares owned indirectly by him as general partner of a family partnership.

(12)
Includes 23,055 shares owned directly by Mr. McHenry and 171,000 shares subject to exercisable options to purchase shares from the Company. Does not include 45,760 shares subject to unvested restricted stock.

(13)
Includes 17,662 shares owned directly by Mr. Taylor and 71,666 shares subject to exercisable options to purchase shares from the Company. Does not include 51,211 shares subject to unvested restricted stock.

(14)
Comprised of 8,000 shares subject to exercisable options to purchase shares from the Company. Does not include 34,008 shares subject to unvested restricted stock.

(15)
Includes 754,453 shares owned directly or controlled by directors and officers of the Company, a total of 1,195,757 shares subject to exercisable options held by directors and officers of the Company to purchase shares from the Company, and a total of 34,786 shares subject to unvested restricted stock granted to directors of the Company that will become vested within 60 days. Does not include 722,373 shares subject to unvested restricted stock, or to unvested or deferred restricted stock units, issued to directors and officers of the Company.

(16)
Reflects shares owned by ACOF. Does not include the shares identified in footnote (10) held by Mr. Rosenthal as nominee for the benefit of Ares and certain of the other Ares Entities. The general partner of ACOF is ACOF Management, L.P. ("ACOF Management") and the general partner of ACOF Management is ACOF Operating Manager, L.P. ("ACOF Operating Manager"). ACOF Operating Manager is indirectly controlled by Ares, which, in turn, is indirectly controlled by Ares Partners Management LLC. As disclosed in Note 9 above, Mr. Rosenthal is a member of Ares Partners Management LLC. Each of the foregoing entities and the partners, members and managers (including Mr. Rosenthal), other than ACOF, disclaims beneficial ownership of the securities owned by ACOF, except to the extent of any pecuniary interest therein. The address of each such entity is 2000 Avenue of the Stars, 12th Floor, Los Angeles, CA 90067.

(17)
The address of Blackrock, Inc. is 40 East 52nd Street, New York, NY 10022.

(18)
The address of FMR LLC is 82 Devonshire Street, Boston, MA 02109.

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file initial reports of securities ownership on Form 3 and reports of changes in such ownership on Forms 4 and 5 with the Securities and Exchange Commission. Based solely on a review of the copies of such reports furnished to the Company during the most recently-completed fiscal year, we believe that all reports of securities ownership and changes in such ownership required to be filed during 2009 were timely filed with the exception of a late Form 4 filing for an officer relating to the withholding of shares to satisfy tax obligations in connection with the vesting of restricted stock, which original grant was timely reported.

YEAR 2010 STOCKHOLDER PROPOSAL

        Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended proposals of stockholders intended to be presented at and included in the proxy materials for the 2011 Annual Meeting, which presently is expected to be held in May 2011, must be received by the Secretary of the Company, Two Bethesda Metro Center, Suite 1200, Bethesda, Maryland 20814, no later than December 3, 2010, in order for them to be considered for inclusion in the 2011 Proxy Statement. In addition, a stockholder desiring to submit a proposal to be voted on at next year's Annual Meeting, including nominating persons for election as directors, but not desiring to have such proposal included in next year's proxy materials relating to that meeting, must submit such proposal to the Company by February 16, 2011. Failure to comply with that advance notice requirement will permit management to use its discretionary voting authority if and when the proposal is raised at the Annual Meeting without having had a discussion of the proposal in the proxy materials.

OTHER MATTERS

        Management is not aware of any other matters to be considered at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the enclosed Proxy will vote said Proxy in accordance with their discretion.

ANNUAL REPORT

        We are mailing our Annual Report to Stockholders, including our audited financial statements for the year ended December 31, 2009, with this proxy statement, although the Annual Report is not a part of this proxy statement or a part of the proxy soliciting material.

        We will furnish to any stockholder, without charge, a copy of our 2009 Annual Report on Form 10-K (without exhibits). Requests for our Form 10-K can be made in writing and addressed to Thomas C. Hofmeister via email @thofmeister@hanger.com or via telephone at (301) 986-0701. The Form 10-K can also be viewed or requested on our Internet site (www.hanger.com).

                      By Order of the Board of Directors
                      HANGER ORTHOPEDIC GROUP, INC.

                      George E. McHenry
                      Chief Financial Officer and Secretary

April 2, 2010

 Annex A

HANGER ORTHOPEDIC GROUP, INC.
2010 OMNIBUS INCENTIVE PLAN

1.     Purposes, History and Effective Date.

        (a)    Purpose.    The Hanger Orthopedic Group, Inc. 2010 Omnibus Incentive Plan has two complementary purposes: (i) to attract and retain outstanding individuals to serve as officers, directors, employees and consultants and (ii) to increase shareholder value. The Plan will provide participants incentives to increase shareholder value by offering the opportunity to acquire shares of the Company's common stock, receive monetary payments based on the value of such common stock, or receive other incentive compensation, on the potentially favorable terms that this Plan provides.

        (b)    History.    Prior to the effective date of this Plan, the Company had in effect the Hanger Orthopedic Group, Inc. Amended and Restated 2002 Stock Incentive and Bonus Plan, which was originally effective May 30, 2002, and the Hanger Orthopedic Group, Inc. 2003 Non-Employee Directors' Stock Incentive Plan, as amended, which was originally effective May 30, 2003. Upon shareholder approval of this Plan, the Prior Plans will terminate and no new awards will be granted under the Prior Plans, although awards granted under the Prior Plans and still outstanding will continue to be subject to all terms and conditions of the Prior Plans.

        (c)    Effective Date.    This Plan will become effective, and Awards may be granted under this Plan, on and after the Effective Date. This Plan will terminate as provided in Section 15.

2.     Definitions.    Capitalized terms used in this Plan have the following meanings:

        (a)   "Affiliate" has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act or any successor rule or regulation thereto.

        (b)   "Award" means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Stock, Restricted Stock, Restricted Stock Units, an Incentive Award or any other type of award permitted under this Plan. Any Award granted under this Plan shall be provided or made in such manner and at such time as complies with the applicable requirements of Code Section 409A to avoid a plan failure described in Code Section 409A(a)(1), including, without limitation, deferring payment to a specified employee or until a specified distribution event, as provided in Code Section 409A(a)(2).

        (c)   "Board" means the Board of Directors of the Company.

        (d)   A "Change of Control" shall be deemed to exist if:

          (i)    a Person either (A) acquires twenty percent (20%) or more of the combined voting power of the outstanding securities of the Company having the right to vote in elections of directors and such acquisition shall not have been approved within sixty (60) days following such acquisition by a majority of the Continuing Directors (as hereinafter defined) then in office, or (B) acquires fifty percent (50%) or more of the combined voting power of the outstanding securities of the Company having a right to vote in elections of directors; or

          (ii)   Continuing Directors shall for any reason cease to constitute a majority of the Board; or

          (iii)  the Company disposes of all or substantially all of the business of the Company to a party or parties other than a subsidiary or other affiliate of the Company pursuant to a partial or complete liquidation of the Company, sale of assets (including stock of a subsidiary of the Company) or otherwise; or

          (iv)  there is consummated a merger, consolidation or share exchange of the Company with any other corporation or the issuance of voting securities of the Company in connection with a merger, consolidation or share exchange of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (A) a merger, consolidation or share exchange which would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the Effective Date pursuant to express authorization by the Board that refers to this exception) representing twenty percent (20%) or more of either the then outstanding shares of Stock or the Company or the combined voting power of the Company's then outstanding voting securities.

  For purposes of this Plan, (x) the term "Continuing Director" shall mean a member of the Board who either was a member of the Board on the Effective Date or who subsequently became a Director and whose election, or nomination for election, was approved by a vote of at least two-thirds (2/3) of the Continuing Directors then in office, and (y) the term "Excluded Person" shall mean (A) the Company or its subsidiaries, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company.

        (e)   "Code" means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

        (f)    "Committee" means the Compensation Committee of the Board (or a successor committee with the same or similar authority).

        (g)   "Company" means Hanger Orthopedic Group, Inc., a Delaware corporation, or any successor thereto.

        (h)   "Director" means a member of the Board, and "Non-Employee Director" means a Director who is not an employee of the Company or its Subsidiaries.

        (i)    "Effective Date" means the date the Company's shareholders approve this Plan.

        (j)    "Exchange Act" means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

        (k)   "Fair Market Value" means, per Share on a particular date, (i) if the Shares are listed on a national securities exchange, the last sales price on the immediately preceding day as reported by the consolidated tape of the national securities exchange on which the Stock is then traded, as reported in The Wall Street Journal, or if no sales of Stock occur on such immediately preceding day, then on the last preceding date on which there was a sale on such exchange; or (ii) if the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the immediately preceding day, or on the last preceding date on which there was a sale of Shares on that market; or (iii) if the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Committee, in its discretion. Notwithstanding the foregoing, in the case of the sale of Shares, the actual sale price shall be the Fair Market Value of such Shares.

        (l)    "Incentive Award" means the right to receive a payment to the extent Performance Goals are achieved, and shall include "Annual Incentive Awards" as described in Section 10 and "Long-Term Incentive Awards" as described in Section 11.

        (m)  "Option" means the right to purchase Shares at a stated price for a specified period of time.

        (n)   "Participant" means an individual selected by the Committee to receive an Award.

        (o)   "Performance Goals" means any goals the Committee establishes that relate to one or more of the following with respect to the Company or any one or more Subsidiaries, Affiliates or other business units: net sales; cost of sales; gross income; gross revenue; operating income; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; income from continuing operations; net income; earnings per share; diluted earnings per share; Fair Market Value; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; ratio of debt to debt plus equity; return on shareholder equity; return on invested capital; return on average total capital employed; return on net assets employed before interest and taxes; operating working capital; average accounts receivable (calculated by taking the average of accounts receivable at the end of each month); average inventories (calculated by taking the average of inventories at the end of each month); economic value added; and customer satisfaction. As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles, if applicable, but, unless otherwise determined by the Committee and to the extent consistent with Code Section 162(m), will exclude the effects of: (i) charges for reorganizing and restructuring; (ii) discontinued operations; (iii) asset write-downs; (iv) gains or losses on the disposition of a business; (v) changes in tax or accounting principles, regulations or laws; (vi) mergers, acquisitions or dispositions; and (vii) extraordinary, unusual and/or non-recurring items of gain or loss, that in each case the Company identifies in its audited financial statements, including footnotes, or the Management's Discussion and Analysis section of the Company's annual report. Also, the Committee may, to the extent consistent with Code Section 162(m), appropriately adjust any evaluation of performance under a Performance Goal to exclude any of the following events that occurs during a performance period: (i) litigation, claims, judgments or settlements; (ii) the effects of changes in laws or regulations affecting reported results; and (iii) accruals of any amounts for payment under this Plan or any other compensation arrangements maintained by the Company or an Affiliate. In addition, in the case of Awards that at the date of grant the Committee determines will not be considered "performance-based compensation" under Code Section 162(m), the Committee may establish other Performance Goals not listed in this Plan, including subjective goals. Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers or a percentage) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

        (p)   "Performance Shares" means the right to receive Shares to the extent Performance Goals are achieved.

        (q)   "Performance Units" means the right to receive cash and/or Shares valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved.

        (r)   "Person" has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

        (s)   "Plan" means this Hanger Orthopedic Group, Inc. 2010 Omnibus Incentive Plan, as may be amended from time to time.

        (t)    "Prior Plans" means the Hanger Orthopedic Group, Inc. Amended and Restated 2002 Stock Incentive and Bonus Plan and the Hanger Orthopedic Group, Inc. 2003 Non-Employee Directors' Stock Incentive Plan, as amended.

        (u)   "Restricted Stock" means Shares that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals and/or upon the completion of a period of service.

        (v)   "Restricted Stock Unit" means the right to receive cash and/or Shares the value of which is equal to the Fair Market Value of one Share.

        (w)  "Rule 16b-3" means Rule 16b-3 as promulgated by the United States Securities and Exchange Commission under the Exchange Act.

        (x)   "Section 16 Participants" means Participants who are subject to the provisions of Section 16 of the Exchange Act.

        (y)   "Share" means a share of Stock.

        (z)   "Stock" means the Common Stock of the Company, $.01 par value.

        (aa) "Stock Appreciation Right" or "SAR" means the right of a Participant to receive cash, and/or Shares with a Fair Market Value, equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

        (bb) "Subsidiary" means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entities in the chain) owns the stock or equity interest possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

3.     Administration.

        (a)    Committee Administration.    In addition to the authority specifically granted to the Committee in this Plan, the Committee has full discretionary authority to administer this Plan, including but not limited to the authority to (i) interpret the provisions of this Plan or any agreement covering an Award, (ii) prescribe, amend and rescind rules and regulations relating to this Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan or such Award into effect and (iv) make all other determinations necessary or advisable for the administration of this Plan. All Committee determinations shall be made in the sole discretion of the Committee and are final and binding on all interested parties.

        (b)    Delegation to Other Committees or Officers.    To the extent applicable law permits, the Board may delegate to another committee of the Board, or the Committee may delegate to one or more officers of the Company, any or all of the authority and responsibility of the Committee; provided, however, that no such delegation is permitted with respect to Awards made to Section 16 Participants or Non-Employee Directors at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of Non-Employee Directors and does not relate to awards intended to qualify as performance-based compensation under

Code Section 162(m). If the Board has made such a delegation, then all references to the Committee in this Plan include such other committee or one or more officers to the extent of such delegation.

        (c)    Indemnification.    The Company will indemnify and hold harmless each member of the Board and the Committee, and each officer or member of any other committee to whom a delegation under Section 3(b) has been made, as to any acts, omissions or determinations, in each case done or made in good faith, with respect to this Plan or any Award to the maximum extent that the law and the Company's By-Laws permit.

4.     Eligibility.

        The Committee may designate any of the following as a Participant from time to time: any officer or other employee of the Company or its Affiliates, an individual that the Company or an Affiliate has engaged to become an officer or employee, a consultant who provides services to the Company or its Affiliates, or a Director, including a Non-Employee Director. The Committee's designation of a Participant in any year will not require the Committee to designate such person to receive an Award in any other year. The Committee's granting of a particular type of Award to a Participant will not require the Committee to grant any other type of Award to such individual.

5.     Types of Awards.

        Subject to the terms of this Plan, the Committee may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of incentive stock options within the meaning of Code Section 422. Awards may be granted alone or in addition to, in tandem with, or in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate).

6.     Shares Reserved under this Plan.

        (a)    Plan Reserve.    Subject to adjustment as provided in Section 17, an aggregate of two million four hundred fifty thousand (2,450,000) Shares (comprised of 2,000,000 newly reserved Shares and 450,000 of the remaining reserved Shares under the Prior Plans), plus the number of Shares described in Section 6(c), are reserved for issuance under this Plan; provided that only one million five hundred thousand (1,500,000) shares may be issued pursuant to the exercise of incentive stock options. The Shares reserved for issuance may be either authorized and unissued Shares or Shares reacquired at any time and now or hereafter held as treasury stock. The aggregate number of Shares reserved under this Section 6(a) shall be depleted on the date of grant of an Award by the maximum number of Shares, if any, with respect to which such Award is granted.

        (b)    Replenishment of Shares Under this Plan.    If (i) an Award lapses, expires, terminates or is cancelled without the issuance of Shares under, or the payment of other compensation with respect to Shares covered by, the Award (whether due currently or on a deferred basis), (ii) it is determined during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the Award was granted will not be issuable, or that other compensation with respect to Shares covered by the Award will not be payable, (iii) Shares are forfeited under an Award, (iv) Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares or (v) Shares are tendered or withheld to satisfy federal, state or local tax withholding obligations, then such Shares shall be recredited to the Plan's reserve and may again be used for new Awards under this Plan. Notwithstanding the foregoing, in no event shall the following Shares be recredited to the Plan's reserve: (i) Shares purchased by the Company using proceeds from Option exercises; and (ii) Shares tendered or withheld in payment of the exercise price of an Option or as a result of the net settlement of an outstanding Stock Appreciation Right.

        (c)    Addition of Shares from Predecessor Plans.    After the Effective Date, if any Shares subject to awards granted under the Prior Plan would again become available for new grants under the terms of such plan if such plan were still in effect, then those Shares will be available for the purpose of granting Awards under this Plan, thereby increasing the number of Shares available for issuance under this Plan as determined under the first sentence of Section 6(a). Any such Shares will not be available for future awards under the terms of the Prior Plan.

        (d)    Participant Limitations.    Subject to adjustment as provided in Section 17, no Participant may be granted Awards that could result in such Participant:

  (i)
  receiving Options for, and/or Stock Appreciation Rights with respect to, more than 270,000 Shares during any fiscal year of the Company;

  (ii)
  receiving Awards of Restricted Stock and/or Restricted Stock Units relating to more than 270,000 Shares during any fiscal year of the Company;

  (iii)
  receiving, with respect to an Award of Performance Shares and/or an Award of Performance Units the value of which is based on the Fair Market Value of a Share, payment of more than 500,000 Shares in respect of any period of two consecutive fiscal years of the Company, or of more than 750,000 Shares in respect of any period of three consecutive fiscal years of the Company;

  (iv)
  receiving Annual Incentive Award(s) in respect of any single fiscal year of the Company that could result in a payment of more than $1,500,000;

  (v)
  receiving a Long-Term Incentive Award and/or an Award of Performance Units the value of which is not based on the Fair Market Value of a Share in respect of any period of two fiscal years of the Company that could result in a payment of more than $1,000,000, or in respect of any three fiscal years of the Company that could result in the payment of $1,500,000; or

  (vi)
  receiving other Stock-based Awards pursuant to Section 12 relating to more than 250,000 Shares during any fiscal year of the Company.

        In all cases, determinations under this Section 6(d) should be made in a manner that is consistent with the exemption for performance-based compensation that Code Section 162(m) provides.

7.     Options.

        Subject to the terms of this Plan, the Committee will determine all terms and conditions of each Option, including but not limited to: (a) whether the Option is an "incentive stock option" which meets the requirements of Code Section 422, or a "nonqualified stock option" which does not meet the requirements of Code Section 422; (b) the grant date, which may not be any day prior to the date that the Committee approves the grant; (c) the number of Shares subject to the Option; (d) the exercise price, which may never be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; (e) the terms and conditions of exercise, including vesting; (f) the term, except that an Option must terminate no later than 10 years after the date of grant; and (g) the manner of payment of the exercise price. In all other respects, the terms of any incentive stock option should comply with the provisions of Code Section 422 except to the extent the Committee determines otherwise. If an Option that is intended to be an incentive stock option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified stock option to the extent of such failure.

8.     Stock Appreciation Rights.

        Subject to the terms of this Plan, the Committee will determine all terms and conditions of each SAR, including but not limited to: (a) whether the SAR is granted independently of an Option or relates to an Option; (b) the grant date, which may not be any day prior to the date that the Committee approves the grant; (c) the number of Shares to which the SAR relates; (d) the grant price, which may never be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant; (e) the terms and conditions of exercise or maturity, including vesting; (f) the term, provided that an SAR must terminate no later than 10 years after the date of grant; and (g) whether the SAR will be settled in cash, Shares or a combination thereof. If an SAR is granted in relation to an Option, then unless otherwise determined by the Committee, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SARs, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to a SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.

9.     Performance and Stock Awards.

        Subject to the terms of this Plan, the Committee will determine all terms and conditions of each award of Shares, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, including but not limited to: (a) the number of Shares and/or units to which such Award relates; (b) whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Committee specifies; (c) the length of the vesting and/or performance period and, if different, the date on which payment of the benefit provided under the Award will be made, provided that (i) the minimum performance period for performance-based Restricted Stock awards will be one year and (ii) time-based Restricted Stock awards will vest ratably over a period of at least three years; (d) with respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and (e) with respect to Performance Shares, Performance Units and Restricted Stock Units, whether to settle such Awards in cash, in Shares (including Restricted Stock), or in a combination of cash and Shares.

10.   Annual Incentive Awards.

        Subject to the terms of this Plan, the Committee will determine all terms and conditions of an Annual Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, the type of payment, and the timing of payment, subject to the following: (a) the Committee must require that payment of all or any portion of the amount subject to the Annual Incentive Award is contingent on the achievement or partial achievement of one or more Performance Goals during the period the Committee specifies, although the Committee may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant's death, disability (as defined by the Committee) or a Change of Control or, in the case of Awards that at the date of grant the Committee determines will not be considered performance-based compensation under Code Section 162(m), retirement (as defined by the Committee) or such other circumstances as the Committee may specify; (b) the performance period must relate to a period of one fiscal year of the Company or less; and (c) payment will be made in cash except to the extent that the Committee determines that payment will be in Shares or Restricted Stock, either on a mandatory basis or at the election of the Participant, having a Fair Market Value at the time of the payment equal to the amount payable with respect to the Annual Incentive Award.

11.   Long-Term Incentive Awards.

        Subject to the terms of this Plan, the Committee will determine all terms and conditions of a Long-Term Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, the type of payment, and the timing of payment, subject to the following: (a) the Committee must require that payment of all or any portion of the amount subject to the Long-Term Incentive Award is contingent on the achievement or partial achievement of one or more Performance Goals during the period the Committee specifies, although the Committee may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant's death, disability (as defined by the Committee) or a Change of Control or, in the case of Awards that at the date of grant the Committee determines will not be considered performance-based compensation under Code Section 162(m), retirement (as defined by the Committee) or such other circumstances as the Committee may specify; (b) the performance period must relate to a period of more than one fiscal year of the Company except that, if the Award is made at the time of commencement of employment with the Company or on the occasion of a promotion, then the Award may relate to a shorter period; and (c) payment will be made in cash except to the extent that the Committee determines that payment will be in Shares or Restricted Stock, either on a mandatory basis or at the election of the Participant, having a Fair Market Value at the time of the payment equal to the amount payable with respect to the Long-Term Incentive Award.

12.   Other Stock-Based Awards.

        Subject to the terms of this Plan, the Committee may grant to a Participant shares of unrestricted Stock as replacement for other compensation to which the Participant is entitled, such as in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, or as a bonus.

13.   Amendment of Minimum Vesting and Performance Periods.

        Notwithstanding any provision of this Plan that requires a minimum vesting and/or performance period for an Award, the Committee, at the time an Award is granted or any later date, may subject an Award to a shorter vesting and/or performance period to take into account a Participant's hire or promotion, or may accelerate the vesting or deem an Award to be earned, in whole or in part, in the event of a Participant's death, disability (as defined by the Committee), retirement (as defined by the Committee) or a Change of Control.

14.   Transferability.

        Awards are not transferable other than by will or the laws of descent and distribution, unless and to the extent the Committee allows a Participant to: (a) designate in writing a beneficiary to exercise the Award or receive payment under the Award after the Participant's death; (b) transfer an Award to the former spouse of the Participant as required by a domestic relations order incident to a divorce; or (c) transfer an Award; provided, however, that with respect to clause (c) above the Participant may not receive consideration for such a transfer of an Award.

15.   Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

        (a)    Term of Plan.    Unless the Board earlier terminates this Plan pursuant to Section 15(b), this Plan will terminate on the earlier of (i) the date that is 10 years from the Effective Date and (ii) the date when all Shares reserved for issuance have been issued.

        (b)    Termination and Amendment.    The Board or the Committee may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

          (i)    the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporate law or (C) any other applicable law;

          (ii)   shareholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded or (D) any other applicable law; and

          (iii)  shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 6(a) or 6(d) (except as permitted by Section 17); or (B) an amendment to the provisions of Section 15(e).

        (c)    Amendment, Modification or Cancellation of Awards.    Except as provided in Section 15(e) and subject to the requirements of this Plan, the Committee may modify or amend any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award, or amend, modify or cancel any terms and conditions applicable to any Award, in each case by mutual agreement between the Committee and the Participant or any other person(s) as may then have an interest in the Award, so long as any such action does not increase the number of Shares issuable under this Plan (except as permitted by Section 17), but the Committee need not obtain Participant (or other interested party) consent for any such action that is permitted by the provisions of Section 17(a) or for any such action: (i) to the extent the action is deemed necessary by the Committee to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (ii) to the extent the action is deemed necessary by the Committee to preserve favorable accounting or tax treatment of any Award for the Company; or (iii) to the extent the Committee determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant or any other person(s) as may then have an interest in the Award.

        (d)    Survival of Authority and Awards.    Notwithstanding the foregoing, the authority of the Board and the Committee under this Section 15 will extend beyond the date of this Plan's termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

        (e)    Repricing Prohibited.    Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 17, neither the Committee nor any other person may decrease the exercise price for any outstanding Option or SAR after the date of grant, cancel an outstanding Option or SAR in exchange for cash (other than cash equal to the excess of the Fair Market Value of the Shares subject to such Option or SAR at the time of cancellation over the exercise or grant price for such Shares), or allow a Participant to surrender an outstanding Option or SAR to the Company as consideration for the grant of a new Option or SAR with a lower exercise price.

16.   Taxes.

        (a)    Withholding.    In the event the Company or an Affiliate of the Company is required to withhold any federal, state or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company may deduct (or require an Affiliate to deduct) from any payments of any kind otherwise due the Participant cash, or with the consent of the Committee, Shares otherwise deliverable or vesting under an Award, to satisfy such tax obligations. Alternatively, the Company may require such Participant to pay to the Company, in cash, promptly on demand, or make other arrangements satisfactory to the Company regarding the payment to the Company of the aggregate amount of any such taxes and other amounts. If Shares are deliverable upon exercise or payment of an Award, the Committee may permit a Participant to satisfy all or a portion of the federal, state and local withholding tax obligations arising in connection with such Award by electing to (a) have the Company withhold Shares otherwise issuable under the Award, (b) tender back Shares received in connection with such Award or (c) deliver other previously owned Shares, in each case having a Fair Market Value equal to the amount to be withheld; provided that the amount to be withheld may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction to the extent needed for the Company to avoid an accounting charge. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires. In any case, the Company may defer making payment or delivery under any Award if any such tax may be pending unless and until indemnified to its satisfaction.

        (b)    No Guarantee of Tax Treatment.    Notwithstanding any provision of this Plan to the contrary, the Company does not guarantee to any Participant or any other person(s) with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

17.   Adjustment and Change of Control Provisions.

        (a)    Adjustment of Shares.    If (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; or (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities or other property; or (iii) the Company shall effect a cash dividend the amount of which exceeds 10% of the trading price of the Shares at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur which, in the case of this clause (iv), in the judgment of the Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Sections 6(a) and 6(d)) and which may after the event be made the subject of Awards under this Plan, including incentive stock options, (B) the number and type of Shares subject to outstanding Awards, (C) the grant, purchase, or exercise price with respect to any Award, and (D) to the extent such discretion does not cause an Award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such, the Performance Goals of an Award. In any such case, the Committee may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Committee effective at such time as the Committee specifies (which may be the time such transaction or event is effective). However, in each case, with respect to Awards of incentive stock options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, previously granted Options or SARs are subject to only such adjustments as are necessary to maintain the relative proportionate interest the Options and SARs represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or SARs. Without limitation, in the event of any such merger or similar transaction, subdivision or combination of Shares, dividend or other event described above (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Committee shall substitute, on an equitable basis as the Committee determines, for each Share then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction. Notwithstanding the foregoing, if the Company shall subdivide the Shares or the Company shall declare a dividend payable in Shares, and if no action is taken by the Board or the Committee, then the adjustments contemplated by this Section 17(a) that are proportionate shall nevertheless automatically be made as of the date of such subdivision of the Shares or dividend in Shares.

        (b)    Issuance or Assumption.    Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Committee may authorize the issuance of Awards in exchange for the cancellation or assumption of other awards upon such terms and conditions as it may deem appropriate.

        (c)    Effect of Change of Control.    If a Participant is terminated without cause upon the occurrence of, or within one year following, a Change of Control, then upon such termination:

          (i)    Such Participant's Options or SARs shall become immediately and fully vested;

          (ii)   Such Participant's Restricted Stock and Restricted Stock Units that are not then vested shall vest;

          (iii)  With respect to such Participant's Performance Shares and/or Performance Units for which the performance period has not elapsed, the Performance Shares will be earned and the Performance Units shall be paid, in each case in an amount equal to the product of the value of the Performance Shares and/or Performance Units (calculated as if the target Performance Goal(s) for such Award had been satisfied as of the date of such termination) and a fraction, the numerator of which is the number of whole months that have elapsed from the beginning of the performance period to which the Award is subject to the date of termination and the denominator of which is the number of whole months in the performance period; and

          (iv)  With respect to such Participant's Annual and Long-Term Incentive Awards for which the performance period has not elapsed, the Awards shall be cancelled in exchange for a cash payment equal to the product of the amount payable under the Award (calculated assuming the target Performance Goal(s) for such Award had been satisfied as of the date of such termination) and a fraction, the numerator of which is the number of whole months that have elapsed from the beginning of the performance period to which the Award is subject to the date of the termination and the denominator of which is the number of whole months in the performance period.

        For purposes hereof, the term "cause" with respect to any Participant shall have the meaning given in the Participant's employment, retention, change of control, severance or similar agreement with the Company or any Affiliate, or if no such agreement is in effect, the meaning given in the Company's employment policies as in effect immediately prior to the Change of Control.

18.   Miscellaneous.

        (a)    Other Terms and Conditions.    The grant of any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant) as the Committee determines appropriate, including, without limitation, provisions for:

          (i)    one or more means to enable Participants to defer the delivery of Shares or recognition of taxable income relating to Awards or cash payments derived from the Awards on such terms and conditions as the Committee determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant on amounts deferred, and the permitted distribution dates or events (provided that no such deferral means may result in an increase in the number of Shares issuable under this Plan);

          (ii)   the payment of the purchase price of Options (A) by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, (B) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price, (C) by surrendering the right to receive Shares otherwise deliverable to the Participant upon exercise of the Award having a Fair Market Value at the time of exercise equal to the total exercise price, or (D) by any combination of (A), (B) and/or (C);

          (iii)  giving the Participant the right to receive dividend payments with respect to Restricted Stock, which payments may be either made currently or credited to a nonqualified deferred compensation account for the Participant that complies with the applicable requirements of Code Section 409A, provides for the deferral of payment of such amounts to a specified employee or until a specified event described in Code Section 409A(a)(2), and may be settled in cash or Shares, as the Committee determines, it being understood that neither dividend payments nor dividend equivalent payments shall be made with respect to the Shares subject to an Award of Options, SARs, Performance Shares, Performance Units or Restricted Stock Units;

          (iv)  restrictions on resale or other disposition of Shares; and

          (v)   compliance with federal or state securities laws and stock exchange requirements.

        (b)    Employment and Service.    The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Committee, for purposes of the Plan and all Awards, the following rules shall apply:

          (i)    a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;

          (ii)   a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Director with respect to any Award earlier than such Participant's termination of employment with the Company and its Affiliates;

          (iii)  a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director or a non-employee director of an Affiliate shall not be considered to have terminated employment until such Participant's service as a director of the Company and its Affiliates has ceased; and

          (iv)  a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, with respect to an Award that is considered deferred compensation subject to Code Section 409A, if a Participant's termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon the Participant's "separation from service" within the meaning of Code Section 409A.

        (c)    No Fractional Shares.    No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Committee may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

        (d)    Unfunded Plan.    This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan's benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company's general unsecured creditors.

        (e)    Requirements of Law and Securities Exchange.    The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges. Notwithstanding any provision of this Plan or any document pertaining to Awards granted hereunder to the contrary, this Plan shall be so construed, interpreted and administered to meet the applicable requirements of Code Section 409A to avoid a plan failure described in Code Section 409A(a)(1).

        (f)    Compensation Recovery Policy.    The Committee may institute a policy that, in appropriate circumstances, it will evaluate whether to seek the reimbursement of certain compensation realized under Awards granted under the Plan to an executive officer if such executive engages in activities that caused or partially caused a restatement of the Company's financial results. In such a case, the Company shall have the right, notwithstanding any provision of the Plan, any Award or any award agreement to the contrary, to require the executive officer to reimburse the Company for the amount of compensation paid (including the value of any shares of Stock issued) under the Plan for the relevant period, as provided by law.

        (g)    Governing Law.    This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of Delaware, without reference to any conflict of law principles.

        (h)    Limitations on Actions.    Any legal action or proceeding with respect to this Plan, any Award or any award agreement must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

        (i)    Construction.    Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Title of sections are for general information only, and this Plan is not to be construed with reference to such titles.

        (j)    Severability.    If any provision of this Plan or any award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would cause this Plan, any award agreement or any Award to violate any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL DIRECTOR NOMINEES AND FOR PROPOSAL 2:	Please Mark Here ☐ for Address Change or Comments SEE REVERSE SIDE

1. To Elect Directors Nominees:	FOR all nominees except as marked to the contrary ☐	WITHHOLD AUTHORITY to vote for all nominees listed ☐	*EXCEPTIONS ☐

01 Thomas P. Cooper, M.D.

02 Cynthia L. Feldmann

03 Eric Green

04 Stephen E. Hare

05 Isaac Kaufman

06 Thomas F. Kirk

07 Peter J. Neff

08 Bennett Rosenthal

09 Ivan R. Sabel, CPO

INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE’S NAME ON THE SPACE PROVIDED BELOW.

*	Exceptions

2.	To approve the Hanger Orthopedic Group, Inc. 2010 Omnibus Incentive Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	In their discretion, the Proxies are authorized to vote upon such other business as properly may come before the meeting.

This proxy when properly executed will be voted as directed or, if no direction is given, will be voted FOR each proposal.

Signature	Signature	Date	, 2010

Sign exactly as your name appears hereon. When signing in a representative or fiduciary capacity, indicate title. If shares are held jointly, each holder should sign.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/hgr Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinksm for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

FOLD AND DETACH HERE

PROXY

HANGER ORTHOPEDIC GROUP, INC.

Two Bethesda Metro Center, Suite 1200

Bethesda, Maryland 20814

This proxy is solicited by the Board of Directors for the ANNUAL MEETING OF STOCKHOLDERS of Hanger Orthopedic Group, Inc. (the “Company”), a Delaware corporation, to be held at the Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland, on May 13, 2010, 9:00 a.m., local time.

The undersigned appoints Ivan R. Sabel and Thomas F. Kirk, and each of them, a proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.01 per share, of the Company, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 13, 2010, or at any adjournment thereof, with all powers the undersigned would have if personally present.

Address Change/Comments (Mark the corresponding box on the reverse side)

QuickLinks

HANGER ORTHOPEDIC GROUP, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT GENERAL
VOTING SECURITIES
PROPOSAL ONE—ELECTION OF DIRECTORS
PROPOSAL TWO—APPROVAL OF THE 2010 OMNIBUS INCENTIVE PLAN
COMPENSATION RELATED MATTERS EXECUTIVE COMPENSATION—COMPENSATION DISCUSSION & ANALYSIS
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
PENSION BENEFITS
TERMINATION AND CHANGE OF CONTROL PROVISIONS
DIRECTOR COMPENSATION
AUDIT COMMITTEE REPORT
PRINCIPAL STOCKHOLDERS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
YEAR 2010 STOCKHOLDER PROPOSAL
OTHER MATTERS
ANNUAL REPORT
  Annex A